Prospectus Supplement No. 8 (to Prospectus dated November 1, 2021)	Prospectus Supplement No. 8 Filed pursuant to Rule 424(b)(3) Registration No. 333-260420

Prospectus Supplement No. 8

(To Final Prospectus dated November 1, 2021)

This Prospectus Supplement No. 8 supplements and amends the final prospectus dated November 1, 2021, as previously supplemented (the “Final Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-260420), relating to the registration of up to 6,666,667 shares of our common stock, par value $0.001 (the “Common Stock”) issuable upon exercise of Common Warrants and of up to 533,333 shares of Common Stock issuable upon exercise of Placement Agent Warrants.

This Prospectus Supplement No. 8 is being filed to update and supplement the information in the Final Prospectus with the information contained in our Annual Report on Form 10-K filed on August 21, 2023 (the “Annual Report”). Accordingly, we have attached the Annual Report to this Prospectus Supplement No. 8.

This Prospectus Supplement No. 8 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Final Prospectus.

Our Common Stock is currently quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB”) under the symbol “RKFL.” On October 23, 2023, the last reported sale price of our Common Stock was $0.15.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Final Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 24, 2023.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the annual period ended March 31, 2023

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File No. 033-17773-NY

ROCKETFUEL BLOCKCHAIN, INC.
(Name of small business issuer in its charter)

Nevada	90-1188745
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number (424) 256-8560

Securities registered under Section 12(b) of the Exchange Act:

None	None
Title of each class	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large Accelerated Filer	☐	Accelerated Filer
☐	Non-accelerated Filer	☒	Smaller reporting company
☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of August 18, 2023, the registrant had 33,120,628 shares of its Common Stock outstanding. As of August 18, 2023, the aggregate market value of the registrant’s Common Stock held by non-affiliates of the registrant (without admitting that such person whose shares are not included in such calculation is an affiliate) was approximately $3,285,758 based on the last sale price as quoted on the OTC Markets quoting system on such date.

ROCKETFUEL BLOCKCHAIN, INC.

FORM 10-K

FOR THE YEAR ENDED MARCH 31, 2023

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PART I

Item 1.	Business

Cautionary Note Regarding Forward Looking Statements

This Annual Report on Form 10-K (the “report”) contains forward-looking statements in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Market acceptance of our products and services;
●	Competition from existing products or new products that may emerge;
●	The implementation of our business model and strategic plans for our business and our products;
●	Estimates of our future revenue, expenses, capital requirements and our need for financing;
●	Our financial performance;
●	Current and future government regulations;
●	Developments relating to our competitors; and
●	Other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this report to reflect any new information or future events or circumstances or otherwise, except as required by law. Readers should read this report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this report, and other documents which we may file from time to time with the SEC.

BUSINESS

We provide payment solutions to businesses enabling them to make and receive payments with cryptocurrencies and via bank transfers, including ACH. Our solutions consist of a blockchain-based check-out system enabling shoppers on e-commerce sites to pay using cryptocurrencies and direct bank transfers, a payouts solution that enables businesses, including those in the in the “gig economy,” to make payments to their vendors and service providers via cryptocurrencies and bank transfers, and a B2B cross border solution allowing businesses to send cross-border payments to themselves and their affiliates and subsidiaries using stable coins.

Our Solutions

Check-Out Solutions. (Pay-In Commerce)

Currently our payment and check-out solutions focus on B2C applications as well as B2B capabilities that will among other things enable businesses to receive payments on their invoices in cryptocurrencies. Our check-out systems are based upon blockchain technology and are designed to reduce costs and increase speed, security and ease of use. The users (shoppers) of our systems enjoy a seamless check-out experience compared to current online shopping solutions, and our merchant customers realize cost savings and other advantages over credit-card based payment systems. We have also developed a version of our payment systems for use for in-store purchases and other applications.

Our check-out and payment systems securely automate and simplify the way online payment is received by merchants from their customers. Our “one click” checkout solution is modeled on the “buy now” button on leading eCommerce sites. Our check-out systems are designed to enhance customers’ data protection, enabling consumers to pay for goods and services using cryptocurrencies or by direct transfers from their bank accounts without exposing spending credentials such as credit card data. At the same time, our check-out systems are designed to increase the speed, security and ease of use for both customers and merchants and include a merchant portal that provides detailed transaction information, metrics and reports. Our systems also include a customer portal where shoppers are able to track their payments, configure payment defaults and connect with various cryptocurrency exchanges and banks to facilitate payment to merchants. Merchants are able to integrate a unique pop-up user interface that allows customers to pay directly from their ecommerce checkout page with no need to redirect to another website or web page.

Our merchant portal is updated instantly when a payment transaction is made on the merchant’s website. The merchant is notified of the transaction and can see the transaction details, including the customer that made the transaction, the transaction amount and the items purchased. This information is available to the merchant on its dashboard, where various metrics are tracked and displayed to the merchant, including information about the various cryptocurrencies that are used for payments to that merchant, the different currencies received by the merchant as payment and transaction details such as the transaction hash. In addition to various metrics, merchants are able to generate a variety of reports, and are able to configure various options, including settlement options, from their portal.

Customers of merchants that use the RocketFuel payment solution are able to track their payments in their own online portal. They are also able to track payments they made to all the merchants that are integrated with the RocketFuel payment technology within a single consolidated user portal. They are currently able to connect to their accounts on Coinbase, OKCoin, and Kraken, and in the future we plan to add connectivity to other exchanges. Customers can also pay from any cryptocurrency wallet, such as Metamask and Electrum and are able to pay from their bank accounts as well. These customers are able to make payment with any of these payment options with 1, 2, or 3 clicks from the merchant checkout page. By default, these customers can choose from over 100 cryptocurrencies with which to pay.

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Our payment user interface allows customers to easily onboard as well as to pay for merchants’ products or services with a variety of cryptocurrencies or via bank transfers. The user interface is displayed as a stand-alone popup that allows the creation of new accounts as well as payment directly from crypto exchanges, crypto wallets, and bank accounts, with no redirects to browser tabs or pages. This can be integrated as a plugin on the merchant checkout page or as a browser extension. The plugin comes integrated with popular ecommerce platforms including WooCommerce, Prestashop and others. The payment interface is designed for both web and mobile checkout experiences. Merchants are able to integrate the RocketFuel payment interface to their checkout page with software development kits (SDKs) that are available via the merchant portal. Application programming interfaces (APIs) are also available to the merchant for deeper integration into backend systems, ERP platforms, and other third-party platforms.

Our solution is designed to be implemented on an eCommerce site’s check-out page. The technology will also be used for different scenarios, including paying for services, paying invoices, and other payment strategies. The RocketFuel check-out solution is designed to operate identically across merchant channels with all participating merchants. eCommerce merchants are able to encode their check-out protocol to support our technology and the merchants will no longer have to administer complex check-out and payment gateways at their eCommerce websites. At the same time, consumers are able to experience enhanced data protection opportunities and significantly improved convenience.

The RocketFuel payment system is integrated on merchant websites or mobile apps. On the merchant’s checkout page, along with other payment options, RocketFuel enabled merchants have a ‘Pay with Crypto or Bank Transfer’ or similarly labeled button. Customers that click this button see a pop-up that provides various payment options. These payment options include private crypto wallets, Coinbase accounts, and bank accounts, and in the future we plan to add other exchanges. The payment amount in USD (or other fiat currency) will also be displayed along with the description of the product they are purchasing. The customer is able to select the appropriate payment option. Based on the selected option the customer will be presented with a variety of cryptocurrencies that are supported by the specific exchange or bank. Both the cryptocurrency and fiat currency amounts will be displayed with each cryptocurrency listed. The available balance of the cryptocurrency in the wallet is also displayed. This gives clear visibility of the payment source, the available cryptocurrencies, and the available balance for each cryptocurrency currently available in the customer wallet.

The customer is able to select the payment method, such as Coinbase, to make the payment. He/she can select the payment currency, such as Bitcoin or Litecoin. The customer then clicks the Pay Now button in the popup window and the payment is immediately sent to the merchant for payment of the product or service with one click. If the customer has two-factor authentication (2FA) enabled, they are prompted for the 2FA code before the payment is sent.

Customers have the exact same process to pay with bank accounts. They are able to select a bank account that they have previously connected to, such as Bank of America or Wells Fargo. They can select the currency (currently only USD is supported). When they click Pay Now the payment is sent to the merchant. If 2FA is enabled, they will need to provide the 2FA code before the funds are sent.

When funds are sent the merchant will receive an email notification. The merchant can immediately see the transaction in its merchant portal as well as related statistics about this and other payments. Customers are also notified by email when a payment is sent. They can also log into their portal to see the payment information and status. Payment updates can also be integrated directly to the merchant backend system with our APIs.

Customers can also request refunds. The merchant is provided the tools to accept and execute a refund in crypto or cash or to deny the request.

Payout Solutions

Our blockchain-based payouts solution enables businesses, including those in the in the “gig economy,” to make payments to their vendors and service providers via cryptocurrencies and bank transfers. Users of our systems enjoy a seamless payout experience that our business customers realize cost savings and other advantages over wire-transfer and ACH-based payment systems.

Our business customers initiate payouts through an online portal, which tracks each transaction and shows the transaction details, including the service provider to whom the payment is made, the transaction amount and other details. This information is available to the payor on its dashboard, where various metrics are tracked and displayed to the payor, including information about the specific cryptocurrency or fiat currency that was used for the payment to the service provider and transaction details such as the transaction hash. In addition to various metrics, payors are able to generate a variety of reports, and are able to configure various options from their portal. The service provider or the payee can access their payouts through a web app that is accessible from any mobile, tablet, or desktop browser. The payee is notified when a payment has been made to them and can select from various payment methods, including cryptocurrencies and bank transfers.

Cross-Border B2B Transfer Solutions

Our cross-border B2B transfer solutions enable businesses to send cross-border payments to themselves and their affiliates and subsidiaries using stable coins. This product is designed for businesses with operations in more than one country. These businesses have traditionally moved funds between their operating units in different countries by international wire transfer, which can be expensive and is administratively burdensome. Our blockchain-based solution enables our customers to make these transfers using a stablecoin tied to the U.S. dollar, at a fraction of the cost of an international wire and utilizing the safety and security of the blockchain. Like our other solutions, B2B cross-border payments are initiated through a robust online platform that provides details on each transaction as well as the ability to generate reports.

Other Solutions

We are currently developing several other products and solutions, including a loyalty program under which shoppers using our eCommerce checkout solution will earn points for each purchase, which may be spent on any merchant customer’s site that has implemented our checkout solution.

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Industry Background and Trends

Industry Background

A blockchain, also known as a “distributed ledger technology,” is a sequential, ever-growing, time-stamped set of records that are grouped in blocks and maintained by disparate participants. Each block is interdependent, making alterations of records economically difficult if not outright impossible. A blockchain includes, but is not limited to, the following features:

●	The blockchain is a decentralized and distributed digital ledger that is used to record and secure transactions across multiple computers.

●	The transactions on the blockchain cannot be changed.

●	All transactions on the blockchain can be verified and audited inexpensively by anyone.

●	The blockchain confirms that each unit of value was transferred only once.

●	A blockchain database consists of two kinds of records: transactions and blocks. Blocks hold batches of valid transactions that are hashed and encoded.

●	Each block includes the hash of the prior block in the blockchain, linking the two.

●	The linked blocks form a virtual “chain.”

The blockchain, being a globally distributed ledger running on millions of devices, is capable of recording transfers of anything of value. Transactions in money, equities, bonds, titles, deeds, contracts, and virtually all other kinds of assets can be implemented and stored securely, privately, and from peer to peer, because trust is established, not by powerful intermediaries like banks and governments, but by network consensus, cryptography, collaboration, and sophisticated code. For the first time in human history, two or more parties, be they businesses or individuals who may not even know each other, can forge agreements, make transactions, and build value without relying on intermediaries (such as banks, payment institutions, rating agencies and other third parties) to verify their identities, establish trust, or perform the critical business logic contracting, clearing, settling, and record-keeping tasks that are foundational to all forms of commerce.

Given the promise and risks associated of such a disruptive technology, many firms in all kinds of industries, such as banks, insurers, audit and other professional service firms, are investing in, and implementing, blockchain solutions, often to take advantage of the opportunities to reduce friction (which in the case of our user interface means fewer clicks for the user) and costs.

Blockchain Technologies for eCommerce Payments and Check-out Solutions

RocketFuel blockchain technologies are intended to solve many of the issues with traditional payment methods. By utilizing blockchain technology, our system is designed to credit payments faster, with little or no transaction costs, and significantly more security than current payment systems, while enabling consumers to retain more control over their data.

Traditional online and offline payment methods route transactions through banks, card-schemes and expensive clearing houses before the money is actually credited to the merchant’s account. In addition, the consumers must send and expose sensitive data online, making it vulnerable to hackers and fraudsters. The blockchain has the ability to provide solutions that can remove the need for third parties such as VISA, MasterCard, acquirers/banks and other intermediaries and make the payments faster, cheaper and more frictionless. Blockchain technologies enable the consumer to control his or her personal, sensitive data without the need to share payment credentials, personal information or other vulnerable data. This could remove the need for expensive and complex third-party anti-fraud tools, transaction monitoring software, and the like, eliminating the possibility for consumers to have their data stolen and mis-used.

We believe implementing blockchain technologies in the eCommerce industry will be game changing not only for the payment regimes but also for the way consumers interact with merchants and each other in a peer-to-peer environment, creating multiple benefits and opportunities for both the merchants and the consumers; as described below:

Cheaper Transactions. No intermediaries such as digital wallets and other traditional payment methods, card-schemes and acquirers, are required. Instead, the system is based on self-executing contract instructions with no complexity of transfers and transactions.

Faster Transactions. The merchants will no longer have to wait days for the card-processors and acquirers to settle the transactions. With the blockchain, the transactions, payments and shipping and order details will be encoded in the data-load files encoded in the transaction instant stored and logged on the blockchain.

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Transparency. The blockchain can store the entire owner history of a product, no matter where the product goes and how many times it is re-purchased. Thus, the blockchain can help eliminate fraud and brings transparency to both consumers and merchant.

Creating Decentralized Blockchain-Based eCommerce Marketplaces. Because of the security that both the network and the cryptography provide, blockchain technology provides a secure system through which individuals and businesses can directly interact and transact with each other without the need for another intermediary. The only minor fees that will be paid are for the network behind the blockchain for validating transactions and securing the network. Both buyer and seller pay no fees to a marketplace company, because technically, there is no company. The platforms through which e-commerce will be conducted in such eCommerce marketplaces are blockchain applications. Because blockchains are decentralized, there is no central party, or company, that sets the rules and decides how users will transact with one another. The users, thus individuals and businesses, determine how the platform will develop and function.

Security and Consumer Data Protection. Sending consumer data using the blockchain instead of the traditional methods using third party gateways eliminates the possibility for the hackers and fraudsters to steal and mis-use the consumer’s sensitive data. Also, on the database level, the blockchain provides remarkable attributes. For example, it has previously been impossible to assure a database was not manipulated by criminal actors. As the blockchain regime is currently designed, data stored on a blockchain cannot be changed by any means. Further, the blockchain is designed such that it is with the highest certainty that only a possessor of a ‘private key’ can cause a transaction to occur. This assures security at a level never before possible in any computing system. With these properties, blockchain now enables improvement in known systems whereby excellent performance never before possible is realized.

Anti-Money Laundering Features. Blockchain technologies can be used in powerful anti-money laundering systems as every transaction is ‘laid open’ and available to all system users. Transactions on the blockchain cannot be hidden from the public and they are forever recorded in the ledger.

Our Growth Strategy

The first prototype of our blockchain based check-out solution was developed from 2019 through 2021 and we launched our first product in a live environment with an online travel agency and an accounting software company in March 2021. Full broad production commenced in on June 15, 2023, we had 160 merchants using our solutions, with another 40 in the qualification process. In February 2022, we entered into a strategic agreement with ACI Worldwide, a payments company with over 80,000 merchant customers. ACI is making our cryptocurrency payment solution available to its customers through their ACI portals. We have also entered into an agreement with ACI to develop a loyalty program.

We have a development team of approximately 15 engineers and other developers, to oversee the development of our cryptocurrency and bank transfer solutions. We have retained four full time sales and marketing personnel to approach new merchants and partners.

Our Sales and Marketing

Our business development team is highly experienced within eCommerce and online marketplaces. With connections to several larger eCommerce merchants, we believe that it will secure our growth and bring us increasing revenue in the fiscal year beginning April 1, 2023. Our sales and marketing efforts will focus on a few larger eCommerce merchants and partnerships with payment processors rather than many smaller merchants. We believe that a strong proof-of-concept window with our technology functionally displayed in scale will attract merchants to our technology, and we intend to sell the technology both on a per transaction fee and on a license fee basis.

Our Revenue Model

Our revenues will be derived primarily from transaction and commission fees from eCommerce merchants, from exchange rate upcharges and from convivence fees and other charges to the merchants’ customers. We have also entered in several licensing agreements with customers for the development of “white label” solutions. Appreciable revenue generation comes with user adoption. User adoption is a difficult matter to predict in the cryptocurrency community and many have set out with optimism and failed to achieve good user adoption. In the future we have the option to charge our merchant customers set-up fees and license fees as well as fees for added merchant services that we may develop, such as fulfilment and order processing services, a loyalty program, credit offerings and fees for marketing programs to our shoppers.

Our Competition

There are several small crypto payment providers in the market, such as Coinify, Bitpay and others. Compared with Bitpay, we believe that RocketFuel offers a better user experience for crypto payments, more choices to crypto holders (including most of the most popular cryptocurrencies), faster transaction confirmaitons, and more.

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We also expect to have future competition from traditional payment platforms including Paypal, Visa and Mastercard, but do not expect these providers to have a competitive solution until at least 2024. As the larger players try to catch up, we expect some of them to do so through acquisitions like Pay.com’s acquisition of Coinify.

Our technology is designed to be compliant with the European Union’s new General Data Protection Regulation (GDPR) and other governmental regulations and initiatives to protect the consumer’s data.

Policies Regarding Safeguarding of Crypto Assets

The following is a summary of the steps we take to safeguard customer assets.

We generally settle with our merchant customers for our Pay-In on a same-day basis, although some customers have requested for weekly settlement. Currently, cryptocurrency received from shoppers on the merchant’s website are transferred immediately to an account on Coinbase or another regulated exchange and then converted to USDT or another stablecoin tied to the U.S. dollar. Settlements to merchants are made by ACH or wire transfer of fiat currency, usually U.S. dollars, from a Company bank account. Recently, we have engaged a third-party service provider that holds money transfer and trust company licenses in the U.S and the other jurisdictions in which we operate. Each of our merchant customers will have a separate FBO account which will not be subject to comingling of funds with other customers or us. An FBO (for benefit of) account set up by us for the benefit of a named merchant customer.

We currently use our U.S. and foreign bank accounts to receive funds and pay settlements. We are currently migrating these solutions to our service provider, at which we will set up an FBO account for each of our customers.

We have adopted policies and procedures to prevent designed to prevent self-dealing and other potential conflicts of interest. These include requiring all funds transfers to be entered into our bank and exchange accounts by a designated employee and then approved by the CFO or Finance Manager.

Government Regulation

Our merchant clients are subject to federal, state and foreign laws regarding privacy and the protection of user data. Foreign data protection, privacy, consumer protection, content regulation and other laws and regulations are often more restrictive than those in the United States. As the blockchain industry is still relatively new and in the midst of significant development, there are also potential federal, state and foreign legislative proposals and various state legislative bodies and foreign governments concerning data protection, tracking, behavioral advertising and consumer protection that could affect our clients.

As of May 25, 2018, the European Union’s GDPR has been enforced for all organizations doing business in Europe. GDPR aims to harmonize European data privacy laws, protect and empower all EU citizens’ data privacy, and set the guidelines on how to embed data privacy controls within participating organizations.

We believe that our blockchain-based check-out solution will help our clients to be compliant with the enhanced privacy rules and regulations as our technology will enable the consumers to pay for goods online without exposing spending credentials (credit card data) with the eCommerce merchants.

The Infrastructure and Investment Jobs Act (PL 117-58, enacted November 2021), contains a provision regarding reporting of cryptocurrency transactions to the Internal Revenue Service. Under the Act, brokers must report digital asset transactions to the Internal Revenue Service. The Act also expands the definition of broker to include “any person who (for consideration) is responsible for regularly providing any service effectuating transfers of digital assets on behalf of another person.” It is possible that we may have obligations under the provision to report digital asset transactions to the Internal Revenue Service, particularly with respect to our B2B cross-boarder and payouts products when sending cryptocurrencies.

Employees

As of March 31, 2023, we had 8 employees in the U.S. and a technical team in India and elsewhere of approximately 13 developers and other personnel.

Item 1A.	Risk Factors

The following are risk factors that could affect our business, financial condition, results of operations, and cash flows. These risk factors should be considered in connection with evaluating the forward-looking statements contained in this report because these factors could cause actual results, performance, and achievements to differ materially from those projected in forward-looking statements. Before you invest in our publicly traded securities, you should know that making such an investment involves some risks, including the risks described below. Additional risks of which we may not be aware or that we currently believe are immaterial may also impair our business operations or our stock price. If any of the risks occur, our business, financial condition, results of operations or cash flow could be negatively affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in this report, our quarterly reports on Form 10-Q and other documents filed by us from time to time.

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Summary of Risk Factors

The following is a summary of the principal risks that could adversely affect our business, operations and financial results.

Risks Related to Our Business Operations and Financial Results

●	We have a limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.
●	Our future capital needs are uncertain, and our independent registered public accounting firm has expressed in its report on our audited financial statements for the fiscal year ended March 31, 2023 a substantial doubt about our ability to continue as a going concern.
●	We have limited capital resources, and we will need to raise additional capital through additional funding raises. Such funding, if obtained, could result in substantial dilution.
●	The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.
●	Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.
●	Our blockchain-based payment solution is being developed by our key technology employees or contractors, whose continued availability cannot be assured.
●	If we do not respond to technological changes or upgrade our blockchain-based payment processing platform as markets require, our growth prospects and results of operations could be adversely affected.
●	Our competitive edge depends on preserving consumer privacy and identity in their purchasing activities.
●	Failure of cryptocurrency exchanges or ACH bank transfers may prevent the seamless operation of the blockchain payment platform.
●	We may have pricing exposure for settlements from transactions
●	We may be unable to recover digital assets awaiting transmission into or out of the cryptocurrency exchange or banking institution.
●	If we are unable to price our services appropriately, we may not be able to recover the entire cost of our services.
●	We may become reliant on Internet bandwidth and data center providers.
●	We are subject to income taxes and other tax liabilities.
●	We face risks related to COVID-19.
●	We may face risks related to the Russia/Ukraine crisis, including the impact of sanctions or retributions thereto, which could adversely affect the Company’s business.
●	We could face substantial competition.
●	If we fail to protect our intellectual property rights, competitors may be able to use our technology.
●	The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets could have an adverse effect on our core blockchain-based payment solutions business
●	Risks related to transaction authentication.
●	Risks related to storage of private keys.
●	Excessive price fluctuations may decrease adoption of cryptocurrencies and adversely impact the demand for our payment solutions.
●	Litigation may adversely affect our business, financial condition and results of operations.
●	Use of our payments services for illegal purposes could harm our business.
●	Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Risks Related with Government Regulation

●	Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.
●	Changes in government regulation and industry standards applicable to the Internet and our business could decrease demand for our technologies and services or increase our costs.
●	The applicability of government regulations of digital currencies is uncertain and evolving.
●	It may be illegal now, or in the future, to participate in blockchains or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.
●	We have not obtained a money transmitter license in any U.S. State, nor a BitLicense in the State of New York, and our business may be adversely affected if we are required to do so.

Risks Related to an Investment in our Common Stock

●	Sales of substantial amounts of our Common Stock or the perception that such sales may occur could cause the market price of our Common Stock to drop significantly.
●	If we sell additional equity or debt securities to fund our operations, restrictions may be imposed on our business.
●	There is no assurance of an active established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.
●	Shares eligible for future sale may have adverse effects on our share price.
●	Our Common Stock is considered a “penny stock” and may be difficult to sell.
●	The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.
●	A decline in the price of our Common Stock could affect our ability to raise additional working capital.

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●	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results.
●	A significant majority of the outstanding shares of our Common Stock is held by a small number of shareholders.
●	We are subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports.
●	We do not have any independent directors and may be unable to appoint any qualified independent directors.
●	The capital markets may experience periods of disruption and instability.
●	We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.
●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
●	We are a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our Common Stock may be less attractive to investors.
●	Stockholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144 due to our former status as a “shell company.”

General Risk Factors

●	Our business is subject to the risks of earthquakes, fire, power outages, floods, epidemics and other catastrophic events, and to interruption by man-made problems such as strikes and terrorism.
●	Prolonged economic downturn, particularly in light of the COVID-19 pandemic, could adversely affect our business.
●	Unfavorable general economic conditions may materially adversely affect our business.

Risks Related to Our Business Operations and Financial Results

We have a limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We became a public company in July of 2018, following the Business Combination (as defined above) and our business has a relatively limited operating history. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies. The results of our operations depend on several factors, including our success in attracting and retaining motivated and qualified personnel, the availability of adequate short and long-term financing, conditions in the financial markets, and general economic conditions.

Our future capital needs are uncertain, and our independent registered public accounting firm has expressed in its report on our audited financial statements for the fiscal year ended March 31, 2023 a substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain the required additional funding when needed. We may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our financial statements for the fiscal years ended March 31, 2023 and 2022 included in this report have been prepared assuming we will continue to operate as a going concern. However, due to our recurring losses from operations, and working capital deficiency, there is substantial doubt about our ability to continue as a going concern. Because we expect to continue to experience negative cash flow, our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, grants or other forms of financing. Our continued negative cash flow increases the difficulty in completing such sales or securing alternative sources of funding, and there can be no assurances that we will be able to obtain such funding on favorable terms or at all. If we are unable to obtain sufficient financing from the sale of our securities or from alternative sources, we may be required to reduce, defer or discontinue certain of our research and development and operating activities or we may not be able to continue as a going concern. As a result, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements included in this report a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If we cannot continue as a going concern, our shareholders may lose their entire investment in our Common Stock. Future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern.

We have limited capital resources, and we will need to raise additional capital through additional funding raises. Such funding, if obtained, could result in substantial dilution.

We have limited capital resources. Even if we substantially increase revenue and reduce operating expenses, we will need to raise additional capital. In order to continue operating, we may need to obtain additional financing, either through private offerings, public offerings or token-based financings, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating.

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If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity and ability to pay dividends. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our business, operating results, liquidity and financial condition.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and our Vice President, Products. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) require the use of estimates, judgments, and assumptions that affect the reported amounts. Actual results may differ materially from these estimates under different assumptions or conditions. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments, and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations, and the price of our securities.

We may require additional financing to sustain or grow our operations.

Our growth will be dependent on our ability to access additional equity and debt capital. Moreover, part of our business strategy may involve the use of debt financing to increase potential revenues. Our inability in the future to conduct a successful cryptocurrency token sale, obtain additional equity capital or a corporate credit facility on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future shareholder returns.

Our payment solutions are being developed by our key technology employees or contractors, whose continued availability cannot be assured.

Our payment solutions, including our blockchain e-commerce payment platform and the related features that may be developed in the future, have been and will be further developed by, among others, contracted developers who we have engaged to work on finalizing our back-office and other functionalities. If we were to lose the services of any of these key employees or hired contractors, it could be difficult or impossible to replace them. The loss of the services of any of these key employees or contractors could have an adverse effect on our ability to further develop, operate or maintain features of our blockchain e-commerce payment platform.

Our blockchain payment solution and other solutions might never attain optimal levels of functionality and dependability.

Our e-commerce payment solution did not become fully functional until March 2021. While our software is currently being used “live” with several customers, no guarantee can be given that a unique combination of input conditions experienced when running the system “live” and which has not been encountered during development, will not cause the system to fail, or perform aberrantly.

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If we do not respond to technological changes or upgrade our blockchain-based payment processing platform as markets require, our growth prospects and results of operations could be adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our blockchain-based technology platform infrastructure. As a result, we will need to continue to improve and expand our infrastructure and software capabilities. These improvements may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve. Without such improvements, our operations might suffer from unanticipated system disruptions, slow performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain merchant clients. We may face significant delays in introducing new products, services, and enhancements. If competitors introduce new payment processing solutions and services using new technologies or if new industry standards and practices emerge, our existing technology platform and systems may become obsolete or less competitive, and our business may be harmed.

Our competitive edge depends on preserving consumer privacy and identity in their purchasing activities. In today’s climate, potential cyberattacks, security problems, or other disruptions and expanding social media vehicles present new risks.

We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential information and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption, or leakage of information from our systems could harm our reputation and business.

In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us on any social networking website could damage us or our brand’s reputation. Employees, consultants, contractors or others might disclose non-public sensitive information relating to our business through external media channels, including through the use of social media.

Further, in the normal course of our business, we collect, store and transmit proprietary and confidential information regarding our customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about our employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation. We also may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training and third-party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact our financial condition, results of operations and cash flows.

Failure of cryptocurrency exchanges or ACH bank transfers may prevent the seamless operation of the blockchain payment platform.

Our payment platform interacts with cryptocurrency exchanges to facilitate the conversion of customer’s cryptocurrency payments to fiat currency. We do not settle transactions with our merchant customers until we have confirmed that we have received the shopper’s payment in cryptocurrency or fiat currency. Although our transfers of cryptocurrencies or fiat currency will be made to or from a counterparty, including leading cryptocurrency exchanges and FDIC banks (through ACH transfers), which management believes are trustworthy, it is possible that, through computer or human error, or through theft or criminal action, the buyer’s cryptocurrency or fiat currency could be transferred in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received the cryptocurrency or fiat currency (through error or theft), we will be unable to recover incorrectly transferred cryptocurrency or fiat currency, and such losses will negatively impact us, our merchant accounts and consumers.

Digital asset exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of fiat currency for digital assets difficult or impossible. Additionally, digital asset prices and valuations on cryptocurrency exchanges have been volatile and subject to influence by many factors, including the levels of liquidity on exchanges and operational interruptions and disruptions. The prices and valuation of digital assets remain subject to any volatility experienced by digital asset exchanges, and any such volatility can adversely affect our ability to facilitate the conversion of the cryptocurrency payment funds to fiat currency at the intended cash purchase price.

Digital asset exchanges are appealing targets for cybercrime, hackers and malware. It is possible that while engaging in transactions with various digital asset exchanges located throughout the world, any such exchange may cease operations due to theft, fraud, security breach, liquidity issues, or government investigation. In addition, banks may refuse to process wire transfers to or from exchanges. An exchange may be unable to replace missing digital assets or seek reimbursement for any theft of digital assets, adversely affecting our ability to offer payment solutions in a secure and dependable manner.

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We may be unable to recover digital assets awaiting transmission into or out of the cryptocurrency exchange or banking institution, all of which could adversely affect our platform’s operations.

We may be unable to recover digital assets awaiting transmission into or out of the cryptocurrency exchange or banking institution, all of which could adversely affect our platform’s operations. Additionally, digital asset exchanges may operate outside of the United States. We may have difficulty in successfully pursuing claims in the courts of such countries or enforcing in the courts of such countries a judgment obtained by us in another country. In general, certain less developed countries lack fully developed legal systems and bodies of commercial law and practices normally found in countries with more developed market economies. These legal and regulatory risks may adversely affect us and our operations and investments.

If we are unable to price our services appropriately, we may not be able to recover the entire cost of our services.

From time-to-time we contract to provide white label or other software pursuant to a license contract. In this case we may receive all or a substantial portion of the license fee upon the execution of the contract. These contracts typically contain several separate performance obligations, such as the delivery of detailed specifications and mock-ups, delivery of a preliminary product for testing, and delivery of the final product. Our clients purchase our services according to a variety of pricing formula.

It is possible that in the future we may contract to provide software development services with pricing based on a pay-for-performance formula, meaning the client pay will be required to pay only after we have delivered the desired result to them. Regardless of how a given customer pays us, we ordinarily pay the vast majority of the costs associated with delivering our services to our clients according to contracts and other arrangements that do not always condition our obligation to pay vendors on the receipt of payments from our customers. In this case we might pay for the costs of providing our services before we receive payment from the customer. Additionally, these services costs could be highly variable and could fluctuate significantly during each calendar month. Accordingly, we would run the risk of not being able to recover the entire cost of our services from customers if pricing or other terms negotiated prior to the performance of services prove less than the cost of performing such services.

We may become reliant on Internet bandwidth and data center providers and other third parties for key aspects of the process of providing services to our clients, and any failure or interruption in the services and products provided by these third parties could harm our business.

We rely on third-party vendors, including data center and Internet bandwidth providers. Any disruption in the network access or colocation services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little control over these third-party vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases from third parties to facilitate analysis and storage of data and delivery of offerings. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and services could adversely affect our business and could expose us to liabilities to third parties.

We are subject to income taxes and other tax liabilities.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We face risks related to COVID-19 which could significantly disrupt our research and development, operations, sales, and financial results.

Our business has been and continues to be adversely impacted by the effects of the COVID-19. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. In addition, the COVID-19outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that may affect demand for our technology platform and services and impact our operating results. Although the magnitude of the impact of the COVID-19 outbreak on our business and operations remains uncertain, the continued spread of the COVID-19, the Delta variant or other variants and the imposition of related public health measures may adversely impact our business, financial condition, operating results and revenues.

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We may face risks related to the Russia/Ukraine crisis, including the impact of sanctions or retributions thereto, which could adversely affect the Company’s business.

The Company’s operations could be adversely affected by the effects of the escalating Russia/Ukraine crisis and the effects of sanctions imposed against Russia or that country’s retributions against those sanctions, embargos or further-reaching impacts upon energy prices, food prices and market disruptions. The Company cannot accurately predict the impact the crisis will have on its operations and the ability of contractors to meet their obligations with the Company, including uncertainties relating the severity of its effects, the duration of the conflict, and the length and magnitude of energy bans, embargos and restrictions imposed by governments. In addition, the crisis could adversely affect the economies and financial markets of the United States in general, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

We could face substantial competition, which could reduce our market share and negatively impact our net revenue.

There are an increasing number of companies entering the payment facilitator industry using, as we are, blockchain infrastructure and cryptocurrency. Notable companies in the payment facilitator industry include Bitpay, Coinify, PayPal, Stripe, Greenbox, MasterCard and Visa. Many of our payment facilitator competitors are significantly larger than we are and have considerably greater financial, technical, marketing, and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, and results of operations.

If we fail to protect our intellectual property rights, competitors may be able to use our technology, which could weaken our competitive position, reduce our net revenue, and increase our costs.

Our long-term success will depend to some degree on our ability to protect the proprietary technology that we have developed or may develop or acquire in the future, including our ability to obtain and maintain patent protection. Patent applications can take many years to issue, and we can provide no assurance that our current pending patent application, or any future patent applications, will be granted. If we are unable to obtain a patent for our current or future applications, we may not be able to successfully prevent our competitors from imitating or copying our payment processing platform. Even if our pending application was granted, our intellectual property rights may not be sufficiently comprehensive to prevent our competitors from developing similar competitive payment processing platforms.

There are multiple risks inherent in patent litigation. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace, as are validity challenges by the defendant against the subject patent or other patents before the United States Patent and Trademark Office (USPTO). Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, failure to meet the written description requirement, indefiniteness, and/or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before the USPTO even outside the context of litigation, in for example, post-grant review proceedings and inter-parties review proceedings. The outcome is unpredictable following any legal assertions of invalidity and unenforceability. With respect to the validity question, for example, we cannot be certain that no invalidating prior art existed of which we and the patent examiner were unaware during prosecution. These assertions may also be based on information known to us or the USPTO. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the claims of the challenged patent. Such a loss of patent protection would or could have a material adverse impact on our business.

Even if the validity of our patent rights is upheld by a court, a court may not prevent the alleged infringement of our patent rights on the grounds that such activity is not covered by our patent claims. Although we may aggressively pursue anyone whom we reasonably believe is infringing upon our intellectual property rights, initiating and maintaining suits against third parties that may infringe upon our intellectual property rights will require substantial financial resources. We may not have the financial resources to bring such suits, and if we do bring such suits, we may not prevail. Regardless of our success in any such actions, we could incur significant expenses in connection with such suits.

In 2019, following the resignation of Joseph Page, our former chief technology officer, we retained independent patent counsel to review our patent applications. In connection with this review, we discovered certain deficiencies in some of the applications and in their assignments to us. We determined that all of the applications had been abandoned. Based on this review, we decided to refile three of our applications with the U.S. Patent and Trademark Office, which we did in May 2020. It is our belief that the three newly filed patent applications cover and/or disclose the same subject matter as we disclosed in the five original patent applications. In this case, our rights may be subject to any intervening patent applications made after the date of the original applications.

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The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets could have an adverse effect on our core blockchain-based payment solutions business. However, whether such development will take place is subject to a high degree of uncertainty.

Factors affecting the further development of blockchain networks include, without limitation:

●	worldwide growth in the adoption and use of digital assets and other blockchain technologies;
●	the maintenance and development of the open-source software protocols of blockchain networks;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of new forms or methods of buying and selling goods and services, or trading assets, including new means of using existing networks;
●	general economic conditions in the United States and the world;
●	the impacts of major events such as pandemics and climate change;
●	the regulatory environment relating to blockchains; and
●	declines in the popularity or acceptance of blockchain-based assets.

The slowing or stopping of the development, general acceptance, adoption, and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of cryptocurrencies, and thus demand for our blockchain-based payment solutions.

Risks related to transaction authentication.

As of the date of this report, the transfer of digital currency assets from one party to another currently typically relies on an authentication process by an outside party known as a miner. In exchange for compensation, the miner will authenticate the transfer of the currency through the solving of a complex algorithm known as a proof of work, or will vouch for the transfer through other means, such as a proof of stake. Effective transfers of and therefore realization of cryptocurrency is dependent on interactions from these miners. In the event that there were a shortage of miners to perform this function, that shortage could have an adverse effect on either the fair value or realization of the cryptocurrency assets. In such event, the adoption of cryptocurrency as a form a payment can be severely impacted, and this would decrease the demand of our cryptocurrency-based payment facilitator platform, and thus affect our results of operations.

Risks related to storage of private keys.

In some cases, we may provide technology to facilitate the secure storage of user API keys from cryptocurrency exchanges. This is done to facilitate payment by the user to the merchant for product or services. At all times, these keys are encrypted, controlled by the owner of the keys, and are not available to us, our staff, or our partners. When this feature is used, the keys are stored by a third-party using hardware security modules (HSMs) that have been validated under FIPS 140-2 to protect the confidentiality and integrity of the keys.

Excessive price fluctuations may decrease adoption of cryptocurrencies and adversely impact the demand for our payment solutions, and we are exposed to fluctuations in cryptocurrency exchange rates.

To the extent the public demand for digital assets were to decrease, the price of digital assets could fluctuate rapidly. Further, if the supply of digital assets available to the public were to increase or decrease suddenly due to, for example, a change in a digital asset’s source code, the dissolution of a digital asset exchange, or seizure of digital assets by government authorities, the price of digital assets could fluctuate rapidly. Such changes in demand and supply of digital asset could adversely affect digital asset usage among consumers. In addition, governments may intervene, directly and by regulation, in the digital asset market, with the specific effect, or intention, of influencing digital asset prices and valuation (e.g., releasing previously seized digital asset). Similarly, any government action or regulation may indirectly affect the digital asset market or blockchain network, influencing cryptocurrency usage or prices.

Currently, there is relatively modest use of digital assets in the retail and commercial marketplace compared to its use by speculators, thus contributing to price volatility that could adversely affect the consumer usage. If future regulatory actions or policies limit the ability to own or exchange digital assets in the retail and commercial marketplace, or use them for payments, or own them generally, the price and demand for digital assets may decrease. Such decrease in demand may result in a drop in demand for our blockchain payment platform or a decrease the market price of our shares.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation involving intellectual property, data privacy and security and other matters that may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. In addition, insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby adversely affecting our results of operations and resulting in a reduction in the market price of our stock. See “Business—Legal Proceedings” in this report for a summary of our material pending legal proceedings.

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Use of our payments services for illegal purposes could harm our business.

Our payment system is susceptible to potentially illegal or improper uses, including money laundering, terrorist financing, illegal online gambling, fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, piracy of software, movies, music, and other copyrighted or trademarked goods (in particular, digital goods), money laundering, bank fraud, child pornography trafficking, prohibited sales of alcoholic beverages or tobacco products, online securities fraud, or to facilitate other illegal activity. Certain activity that may be legal in one country may be illegal in another country, and a merchant may intentionally or inadvertently be found responsible for importing illegal goods, creating liability to us. Changes in law have increased the penalties for intermediaries providing payment services for certain illegal activities and additional payments-related proposals are under active consideration by government authorities. Intellectual property rights owners or government authorities may seek to bring legal action against providers of payments solutions, including us, that are peripherally involved in the sale of infringing items. Any resulting claims could result in reputational harm and any resulting liabilities, loss of transaction volume or increased costs could harm our business.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our articles of incorporation and bylaws provide, as permitted by Nevada corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our amended and restated articles of incorporation and bylaws require indemnification of directors and officers to the fullest extent permitted by Nevada law, and we have entered into indemnification agreements with our Board members.

Risks Associated with Government Regulation

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

Changes in government regulation and industry standards applicable to the Internet and our business could decrease demand for our technologies and services or increase our costs.

Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could increase the costs of conducting business on the Internet and could decrease demand for our technologies and services. In the United States, federal and state laws have been enacted regarding copyrights, sending of unsolicited commercial email, user privacy, search engines, Internet tracking technologies, direct marketing, data security, children’s privacy, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, taxation and acceptable content and quality of goods. Other laws and regulations may be adopted in the future. Laws and regulations, including those related to privacy and use of personal information, are changing rapidly outside the United States as well, which may make compliance with such laws and regulations difficult, and which may negatively affect our ability to expand internationally. This legislation could: (i) hinder growth in the use of the Internet generally; (ii) decrease the acceptance of the Internet as a communications, commercial and advertising medium; (iii) reduce our revenue; (iv) increase our operating expenses; or (v) expose us to significant liabilities.

The Infrastructure and Investment Jobs Act (PL 117-58, enacted November 2021), contains a provision regarding reporting of cryptocurrency transactions to the Internal Revenue Service. Under this provision, brokers must report digital asset transactions to the Internal Revenue Service. The Act also expands the definition of broker to include “any person who (for consideration) is responsible for regularly providing any service effectuating transfers of digital assets on behalf of another person.” It is possible that RocketFuel may have obligations under the provision to report digital asset transactions to the Internal Revenue Service.

Recent events in the industry, such as filing for and seeking protection of Chapter 11 proceedings by major market participants, may have significant impact on further development and acceptance of digital asset networks and digital assets as they exposed how unpredictable and turbulent the digital assets industry can be. In the second half of 2022 and beginning of 2023, some of the well-known crypto asset market participants, including digital asset lenders Celsius Network LLC, et al. (“Celsius”), Voyager Digital Ltd., et al. (“Voyager”), Three Arrows Capital (“Three Arrows”) and Genesis Global Holdco, LLC, et al. (“Genesis”) declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, digital asset exchanges FTX Trading Ltd., et al. (“FTX”) (including its affiliated hedge fund, Alameda Research LLC), the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy.

Specifically, the Chapter 11 Bankruptcy filings of FTX was unexpected and significantly reduced confidence in the digital assets industry as it was one of the largest and considered among safest digital asset trading platforms. Furthermore, it also revealed potential systemic risks and industry contagion as a significant number of other major market participants were affected by FTX’s Chapter 11 filing – namely, among others, BlockFi Inc., et al. (“BlockFi”), as one of the largest digital assets lending companies. At this time, we believe that there are no significant exposures of our business to any of the industry participants who filed for Chapter 11 bankruptcy; however, such failure of key institutions in the cryptocurrency asset industry highlights the risk of systemic interconnectedness between major market participants and the effect it could have on the industry as a whole.

The closure and temporary shutdown of major digital asset exchanges and trading platforms, such as FTX, due to fraud or business failure, has disrupted investor confidence in cryptocurrencies and led to a rapid escalation of oversight of the digital asset industry. Thus, the failures of key market participants and systemic contagion risk is expected to, as a consequence, invite stricter regulatory scrutiny. All this could have a negative impact on further development and acceptance of digital asset networks.

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The applicability of government regulations of digital currencies is uncertain and evolving.

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, and any digital tokens that we may issue, and new international, federal, state and local regulations or policies may materially adversely affect us and the market price for our shares.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely impact the permissibility of any tokens that we may issue in the future, our blockchain and the network or cryptocurrency generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including our blockchain and the network. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, and our network, which could have similar effects to new policies adopted by government bodies.

It may be illegal now, or in the future, to participate in blockchains or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.

Cryptocurrency networks, blockchain technologies and cryptocurrencies also face an uncertain regulatory landscape in many foreign jurisdictions, including (among others) the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect us. These laws, regulations or directives may conflict with those of the United States or may directly and negatively impact results of operations. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to us, our results of operations and adoption of our payment solutions platform.

We have not obtained a money transmitter license in any U.S. State, nor a BitLicense in the State of New York, and our business may be adversely affected if we are required to do so.

We do not believe that we are a money transmitter, because we do not hold, possess or control payment funds on behalf of a consumer or merchant. Our eCommerce and payouts transactions are settled through a third-party processor that is licensed in all U.S. jurisdictions and many non-U.S. jurisdictions as a money transmitter or equivalent. Our B2B cross-border transactions to date have been for customers located in Europe and other non-U.S. jurisdictions; these are processed and settled through our Danish subsidiary, RocketFuel A/S, which holds a virtual asset service provider (VASP) license from the Danish Financial Supervisory Authority, which allows it to provide services such as exchanges between virtual currencies and fiat currencies, exchanges between one or more types of virtual currency and transfers of virtual currencies.

If we were deemed to be a money transmitter, we would be subject to significant additional regulation. This could increase our costs in operating our business. In addition, a regulator could take action against us if it views our payment solution platform as a violation of existing law. Any of these outcomes would negatively affect the market price for our shares and could cause us to cease operations in certain U.S. States.

Additionally, we are not licensed to conduct a virtual currency business in New York and do not intend to become licensed in any other state that may require licensing in the future. We have taken the position that New York’s BitLicense Regulatory Framework does not apply to our platform business. It is possible, however, that the New York State Department of Financial Services could disagree with our position. If we were deemed to be conducting an unlicensed virtual currency business in New York, we could be subject to significant additional regulation and/or regulatory consequences.

Risks Related to an Investment in our Common Stock

Sales of substantial amounts of our Common Stock or the perception that such sales may occur could cause the market price of our Common Stock to drop significantly.

Future sales of substantial amounts of our Common Stock, or securities convertible into or exercisable or exchangeable for shares of our Common Stock, into the public market, including shares of our Common Stock issued upon exercise of options and warrants, or the perception that those sales could occur, could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future. Additionally, the market price of our Common Stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our Common Stock in the market after this offering.

If we sell additional equity or debt securities to fund our operations, restrictions may be imposed on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities as a result of such restrictions, our business, financial condition and results of operations could be materially adversely affected.

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There is no assurance of an active established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Although our Common Stock is registered under the Exchange Act and is traded on the OTCQB, trading of our Common Stock on the OTCQB may be limited, and an active trading market for the securities (to the extent one exists) may not be sustained in the future. The OTCQB is an over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market. Prices for securities traded solely on the OTCQB may be difficult to obtain and holders of Common Stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our Common Stock will be influenced by a number of factors, including:

●	Our ability to obtain additional financing and the terms thereof;
●	Our financial position and results of operations;
●	Any litigation against us;
●	Possible regulatory requirements on our business;
●	The issuance of new debt or equity securities pursuant to a future offering;
●	Competitive developments;
●	Variations and fluctuations in our operating results;
●	Change in financial estimates by securities analysts;
●	The depth and liquidity of the market for our Common Stock;
●	Investor perceptions of us; and
●	General economic and business conditions.

Shares eligible for future sale may have adverse effects on our share price.

Approximately 28 percent of the shares of Common Stock issued and outstanding are owned by stockholders who are or will be eligible to sell some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. Rule 144 also permits the sale of securities, without any limitations, by a nonaffiliate that has satisfied a six-month holding period. Any substantial sale of Common Stock pursuant to Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

Our Common Stock is considered a “penny stock” and may be difficult to sell.

Our Common Stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Holders of our Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their noninstitutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A decline in the price of our Common Stock could affect our ability to raise additional working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale and issuance of equity securities, a decline in the price of our Common Stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds, we require for all our planned operations, we may be forced to reallocate funds from other planned uses and we may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale and issuance of our Common Stock and we may be forced to go out of business.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. We are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the results of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

A significant majority of the outstanding shares of our Common Stock is held by a small number of shareholders, which may have significantly greater influence on us due to the size of their shareholdings relative to other shareholders.

As of the date of this report, five persons beneficially own approximately 29 percent of the outstanding shares of our Common Stock. These major shareholders have significant influence in determining the outcome of any corporate transactions or other matters submitted to our shareholders for approval, including mergers, consolidations and schemes of arrangement, election and removal of directors and other significant corporate actions. They may not act in our best interests or our minority shareholders’ interests. In addition, without the consent of these major shareholders, we could be prevented from entering into transactions that could be beneficial to us. This concentration of ownership may also discourage, delay or prevent a change in control, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Common Stock. These actions may be taken even if they are opposed by our other shareholders.

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We are subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 338889, we are required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. Furthermore, if we cease to be a smaller reporting company, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet commenced any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock, if a market ever develops, could drop significantly.

We do not have any independent directors and may be unable to appoint any qualified independent directors.

Currently, the members of the Board of Directors are Gert Funk, Bennett Yankowitz and Peter Jensen, none of whom are “independent” as defined under national stock exchange rules. Therefore, all decisions of the Board of Directors will be made by persons who are not considered independent directors. If we seek to list our common stock on a national securities exchange, we will need to have a majority of the members of our board of directors be independent, but we may not be able to identify independent directors qualified to be on our board who are willing to serve. We do not currently have an audit committee and have not established independent oversight over our management and internal controls. Therefore, we are exposed to the risk that material misstatements or omissions caused by errors or fraud with respect to our financial statements or other disclosures may occur and not be detected in a timely manner or at all. In the event there are deficiencies or weaknesses in our internal controls, we may misreport our financial results or lose significant amounts due to misstatements caused by errors or fraud. These misstatements or acts of fraud could also cause our company to lose value and investors to lose confidence in us.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. The reappearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult to obtain debt capital, extend the maturity of or refinance existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what is currently available including being at a higher cost due to a rising rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations. In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market prices. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

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We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our board of directors will continue to conclude that it is in the best interests of us and our shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Few securities and industry analysts currently publish research on our company. If additional securities or industry analysts do not commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event that additional securities or industry analysts initiate coverage, or if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We are a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our Common Stock may be less attractive to investors.

We qualify as a “smaller reporting company,” which allows us to take advantage of certain reduced disclosure obligations, including those regarding executive compensation, in our periodic reports and proxy statements. We cannot predict if investors will find our Common Stock less attractive because we will rely on these reduced disclosure standards. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. We may take advantage of these reduced disclosure requirements until we are no longer a smaller reporting company. We will remain a smaller reporting company until (i) our public float exceeds $250,000,000 or (ii) we no longer have less than $100,000,000 in revenues and public float of less than $700,000,000.

Stockholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144 due to our former status as a “shell company.”

We previously were a “shell company” pursuant to Rule 144, promulgated under the Securities Act, or Rule 144, and, as such, sales of our securities pursuant to Rule 144 cannot be made unless, among other things, we continue to remain subject to Section 13 or 15(d) of the Exchange Act, and we file all of our required periodic reports with the SEC under the Exchange Act. Because our unregistered securities cannot be sold pursuant to Rule 144 unless we continue to meet such requirements, any unregistered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity unless we continue to comply with such requirements. As a result, it may be more difficult for us to obtain financing to fund our operations and pay our consultants and employees with our securities instead of cash.

General Risk Factors

Our business is subject to the risks of earthquakes, fire, power outages, floods, epidemics and other catastrophic events, and to interruption by man-made problems such as strikes and terrorism.

A significant natural disaster, such as an earthquake, fire, power outage, flood, epidemic or other catastrophic event, or interruptions by strikes, terrorism or other man-made problems, could have an adverse effect on our business, operating results and financial condition. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems could result in lengthy interruptions in our services. The risks of such an event may be further increased if our disaster recovery plans prove to be inadequate. We do not currently maintain business interruption insurance to compensate us for potentially significant losses, including potential harm to our business resulting from interruptions in our ability to provide products or services. Any significant natural disaster or man-made business interruption could have an adverse effect on our financial condition or results of operations.

Prolonged economic downturn, particularly in light of the COVID-19 pandemic, could adversely affect our business.

Uncertain global economic conditions, in particular in light of the COVID-19 pandemic, could adversely affect our business. Negative global and national economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability and cash flow. Particularly, worsening economic conditions in our target markets could lead to merchants lowering their budgets and decreasing ability and demand to purchase our payment solutions.

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Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets being liquid, retail investors having investment capital and other factors which could affect their ability to host successful capital raises and continue as a going concern. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

We do not own any properties. We lease offices in San Francisco, California on a month-to-month basis.

Item 3.	Legal Proceedings

Other than as set forth below, we are not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

On October 8, 2020, we filed a lawsuit in the U.S. District Court for the Central District of California against Joseph Page, our former director and chief technology officer. On January 13, 2021, the case was transferred to the U.S. District Court for the District of Nevada, Las Vegas Division. The causes of action include securities fraud under Federal and California law; fraud, breach of fiduciary duty, negligent misrepresentation and unjust enrichment under California law; and violation of California Business and Professions Code §17200 et seq.

On May 29, 2019, Mr. Page resigned from our board. After his resignation, we retained independent patent counsel to review our patent applications. In connection with this review, we discovered certain deficiencies in some of the applications and in their assignments to us. We determined that all of the applications had been abandoned. Based on this review, we decided to refile three of our applications with the U.S. Patent and Trademark Office, which we did in May 2020. It is our belief that the three newly filed patent applications cover and/or disclose the same subject matter as we disclosed in the five original patent applications. In this case, our rights may be subject to any intervening patent applications made after the dates of the original applications. In the lawsuit, we were alleging that Mr. Page was aware of the abandonments when he assigned the patents to RocketFuel Blockchain Company (“RBC”), a private corporation that he controlled, and that he failed to disclose to us the abandonments when the Company acquired RBC in exchange for shares of the Company’s Common Stock. Mr. Page filed an answer denying the Company’s claims and asserted cross- and counterclaims against the Company and several of the Company’s shareholders alleging breach of contract and fraud. In September 2021, Mr. Page voluntarily dismissed all of the counterclaims against the shareholders.

On June 7, 2022, RBC entered into a settlement agreement in the legal proceedings between the Company as plaintiff, and Joseph Page as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock, and kept 1,500,000 shares. Mr. Page represents and warrants that he has not filed or assisted anyone else in filing any patent applications that would preempt or infringe upon the Company’s patent applications. Plaintiff and defendant have each released their claims against each other and covenanted not to sue the other, including related parties and stakeholders, with the exclusion of current or future claims against EGS. The parties agreed to a Stipulated Dismissal of the Action with Prejudice filed with the court. In connection with this settlement, we recognized a gain of $540,059, calculated based on the Company’s share price of $0.15 per share on the date of settlement of the legal proceedings. This gain was recorded in other income for the year ended March 31, 2023 in the accompanying consolidated statements of operations.

On March 2, 2021, we filed a lawsuit in the U.S. District Court for the Southern District of New York against Ellenoff Grossman & Schole LLP (“EGS”) for negligence and legal malpractice, breach of contract and breach of fiduciary duty. EGS had represented RBC prior to the Business Combination and represented us after the closing of the Business Combination through August 2019. In the litigation against Mr. Page, he has alleged that he provided information to an EGS partner that the patent applications had been abandoned and that EGS failed to inform RBC and us of the fact. We are seeking damages and the return of legal fees previously paid.

On February 8, 2023 we entered into a settlement agreement with EGS, pursuant to which EGS agreed to pay us $750,000 in full settlement of the lawsuit. After payment of our legal fees, the net payment to us, which was received on February 14, 2023, was $525,000. As part of the settlement (i) we have agreed to dismiss the lawsuit with prejudice and (ii) each party has agreed to grant a mutual general release to the other party and its affiliates, related parties and agents.

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in the litigation against EGS. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it is owed approximately $120,000 in legal fees. The Company disputed that this amount was owed, and contended that a portion of the legal fees previously paid should have be refunded. On July 11, 2023 the Court granted SSZ’s motion for summary judgement on its account stated cause of action and denied the Company’s cross-motion for an adjournment of the motion pending discovery. The Company has filed a notice of appeal and has accrued approximately $120,000 in accounts payable.

Item 4.	Mine Safety Disclosures

Not applicable.

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PART II

Item 5.	Market Information for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock is quoted on the OTC Market under the symbol “RKFL.” There is limited trading of our common stock. Quotations from the OTC Market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

●	Our ability to obtain additional financing and the terms thereof;
●	Our financial position and results of operations;
●	Any litigation to which we are a party;
●	Possible regulatory requirements on our business;
●	The issuance of new debt or equity securities pursuant to a future offering;
●	Our ability to obtain additional financing and the terms thereof;
●	Changes in interest rates;
●	Competitive developments;
●	Variations and fluctuations in our operating results;
●	Change in financial estimates by securities analysts;
●	The depth and liquidity of the market for our common stock;
●	Investor perceptions of us; and
●	General economic and business conditions.

As of August 18, 2023, there were 1,053 stockholders of record. The last sale price as quoted by the OTCQB tier of The OTC Markets on August 18, 2023, was $0.124 per share.

Recent Sales of Unregistered Securities

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulations D and S promulgated thereunder, in that such sales and issuances (i) did not involve a public offering, or (ii) were made to non-U.S. Persons and otherwise complied with Rule 903 promulgated under the Securities Act, or (iii) were made pursuant to Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

On March 31, 2021, we entered into a contract with one customer having a one-year term from the date of execution that provided for (1) the payment of $10,000 in connection with the implementation of our blockchain technology and (2) the issuance of 10,000 shares of our common stock valued at $1.00 per share in consideration of being an early adopter of our blockchain technology. On August 4, 2021, we issued such 10,000 shares of our common stock to the customer. On October 6, 2021, we issued 10,000 shares of our common stock to another customer.

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On May 1, 2020, we issued a warrant to purchase 1,500,000 shares of common stock at $1.00 per share to a private investor (the “First Warrant”). The warrant was to expire on April 30, 2021. We also agreed that upon the full and timely exercise of the First Warrant, it would issue a second warrant for an additional 1,500,000 shares of common stock at a purchase price of $1.50 per share having a term of 12 months from the date of issue (the “Second Warrant”). The First Warrant was transferred to an affiliate of the original holder in November 2020. During the year ended March 31, 2021, the warrant holder exercised warrants from the First Warrant to purchase 1,100,000 shares of our common stock of which (i) 1,000,000 shares of our common stock were issued in consideration of gross proceeds of $1,000,000 prior to March 31, 2021; and (ii) 100,000 shares of our common stock, for which we received notice of exercise on March 31, 2021, were issued in April 2021 in consideration of gross proceeds of $100,000. Additionally, the warrant holder exercised the First Warrant for the remaining 400,000 shares of our common stock in April 2021 in consideration of gross proceeds of $400,000. On April 26, 2021, we issued the Second Warrant to the holder. On August 6, 2021, we agreed to amend the terms of the Second Warrant to increase the number of shares purchasable to 2,250,000 and to reduce the exercise price to $1.00 per share. In the year ended March 31, 2022, the warrant holder exercised warrants from the Second Warrant to purchase 300,000 shares of our common stock at an exercise price of $1.00 per share. No exercises were made in the fiscal year ended March 31, 2023. At March 31, 2023, there are 1,950,000 Second Warrants outstanding and exercisable.

On October 11, 2021, we and Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party, entered into an amendment to the Common Stock Purchase Agreement (the “CSPA”) dated February 25, 2021. Under the CSPA, Triton agreed to invest up to $1,000,000 in the Company through purchases of common stock during the commitment period (which ran through December 31, 2022). During the commitment period, the Company was entitled, in its sole discretion, to deliver purchase notices to Triton stating the dollar amount of shares which the Company intends to sell to Triton, not to exceed $500,000 per purchase notice. The amount to be funded under a purchase notice under the CSPA, as amended, was the number of shares of common stock to be purchased multiplied by the greater of (i) $1.00 (changed from $1.65) or (ii) eighty percent (80%) of the lowest closing price of the common stock within fifteen business days prior to the closing date for the purchase. The closing date for each purchase was to be five business days following the date of the corresponding purchase notice. The commitment period terminated on December 31, 2022 without any draws being made by us.

In connection with the amendment to the CSPA, the Company also amended the warrants issued to Triton. As amended the warrants are to purchase, in one or more instalments, 1,300,000 shares (increased from 800,000 under the CSPA) of the Company’s common stock (the “Warrants”) at an exercise price equal to the greater of (i) $1.00 per share (changed from $1.65) and (ii) eighty percent (80%) of the average closing price of the common stock over the 90-calendar day period preceding the Warrant exercise date, subject to adjustments. The Warrants terminate on February 25, 2026. On May 5, 2021, Triton exercised 50,000 Warrants for an aggregate purchase price of $82,500 ($1.65 per share). After the amendment, 1,250,000 Warrants remain unexercised.

On November 4, 2021, we completed a public offering (the “Offering”) of 6,666,667 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 6,666,667 shares of Common Stock (the “Common Warrants”). The combined purchase price of one share of Common Stock and accompanying Common Warrant was $0.75. The Common Warrants are immediately exercisable at an exercise price equal to $0.75 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Common Warrants. The Warrants are exercisable for five and one-half years from the initial exercise date.

On November 1, 2021, in connection with the Offering, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement sets forth the economic terms set forth above and contains customary representations and warranties of the Company, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiaries’) Common Stock or common stock equivalents for a period of 90 days from the closing of the Offering, other than certain exempt issuances. Additionally, the Company has also agreed for a period of two years following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, Common Stock at a conversion price, exercise price or exchange price which floats with the trading price of our Common Stock or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price. This agreement does not apply to the offer, issuance or sale by the Company of Common Stock pursuant to an at-the-market offering facility the Company may enter with the placement agent of the Offering following expiration of the 90-day lock-up period.

The net proceeds to the Company from the Offering, after deducting placement agent’s fees and other Offering expenses, and excluding the proceeds, if any, from the exercise of the Common Warrants, are approximately $4.37 million.

In connection with the Offering, pursuant to an engagement letter (the “Engagement Letter”) dated as of July 9, 2021, as amended on September 20, 2021 and on October 28, 2021 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company paid Wainwright (i) a total cash fee equal to 8.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the transaction, and (ii) a non-accountable expense allowance of $75,000. Pursuant to the Engagement Letter, the Company also issued to Wainwright or its designees warrants to purchase up to an aggregate of 533,333 shares of Common Stock (8.0% of the aggregate number of shares of Common Stock sold in the Offering) (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants are exercisable for five years from the date of the Purchase Agreement and have an exercise price equal to 125% of the purchase price per share of Common Stock in the Offering, or $0.9375 per share.

On September 19, 2022, we completed a private placement of 3,389,831 shares of our common stock and warrants to purchase 1,694,915 shares of Common Stock. The combined purchase price for one share of Common Stock and accompanying Warrant was $0.2065. The Warrants were immediately exercisable at an exercise price equal to $0.2065 per share), subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. We also entered into agreements with the investors for the issuance of 3,389,831 cryptographic tokens when such Tokens are created. As of August 18, 2023, no such tokens have been issued, and we currently have no anticipated date for their issuance. On September 19, 2022, in connection with this offering, we entered into a securities purchase agreement with four investors. The purchase agreement sets forth the economic terms set forth above and contains customary representations and warranties of us, as well as certain indemnification obligations of us and ongoing covenants for us. We also entered into a registration rights agreement with the investors requiring us to file within 90 days of closing a registration statement under the Securities Act covering the common stock sold in the private placement and the shares issuable upon exercise of the warrants. As of August 18, 2023, the registration statement has not been filed. The net proceeds to us from This offering, excluding the proceeds, if any, from the exercise of the warrants, was $700,000. We intend to use the net proceeds of this offering for general corporate purposes and to fund ongoing operations and expansion of its business.

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On January 13, 2023, we completed a private of placement $150,000 principal amount of secured convertible promissory notes. The purchase price was $150,000. There were three purchasers, including Gert Funk, our Chairman, and Peter M. Jensen, our Chief Executive Officer and a member of our Board of Directors. The third purchaser was a private investor. Each investor purchased a note for $50,000. The notes bear interest at 10% per annum and matured on July 13, 2023. The notes provide that if they are paid on or after the maturity date, then we shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount. As of August 18, 2023, we have not made any payments on any of these notes. The notes are convertible into shares of our Series A Preferred Stock at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the note divided by (b) $0.2065. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The notes are secured by a security interest in all of our assets. Up to 3,000,000 shares of Series A Preferred Stock have been approved by our board of directors. The Series A Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. In such event, the holders of the Series A Preferred Stock will be entitled to a priority distribution equal to 200% of the deemed issue price of $0.2065 per share, (i.e., $0.4130 per share). The Series A Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.2065 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. We used the $150,000 net proceeds of the offering for general corporate purposes and to fund ongoing operations and expansion of our business. On July 26, 2023 a private investor converted the $50,000 principal amount of his note plus the $50,000 interest premium to 484,462 shares of Series A Preferred shares.

On January 18, 2023, we borrowed $200,000 from Peter M. Jensen, our CEO, pursuant to a convertible promissory note. The proceeds were to be used to support a transaction that ultimately was not consummated. On February 15, 2023, we repaid the loan in full together with $1,535 representing accrued interest at a rate of 10% per annum.

On May 11, 2023, we entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (“the Lender”), pursuant to which the Lender made a loan to us, evidenced by promissory note in the principal amount of $144,760 (the “Note”). A one-time interest charge of 12% ($17,371) was applied on the issuance date, resulting in net loan proceeds to us of $125,000. Accrued, unpaid Interest and outstanding principal, subject to adjustment, is required to be paid in nine payments each in the amount of $18,014.58 (a total payback to the Lender of $162,131.00). The first payment is due June 30, 2023 with eight subsequent payments each month thereafter. The loan closed on May 15, 2023. The Company has the right to prepay the Note at any time without premium of penalty. Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and we will be obligated to pay to the Lender, in full satisfaction of our obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to the conversion rights referred to below. Following a default, the Lender may in its option, convert the outstanding principal and interest on the Note into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to 4.5 times the number of shares of common stock which may be issuable upon conversion of the Note at all times. The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The interest rate on the Note increases to 22% upon the occurrence of an event of default. The Note also contains customary positive and negative covenants. The Note includes penalties and damages payable to the Lender in the event we do not comply with the terms of the Note, including in the event we do not issue shares of common stock to the Lender upon conversion of the Note within the time periods set forth therein. Additionally, upon the occurrence of certain defaults, as described in the Note, we are required to pay the Lender liquidated damages in addition to the amount owed under the Note.

In order to help reduce our overhead, Peter M. Jensen, our Chief Executive Officer, and Bennett J. Yankowitz, our Chief Financial Officer, agreed for the period November 15, 2022 through December 31, 2022 to accept shares of common stock in lieu of salary until our next financing is completed, based on the market price of $0.11 per share on such date. They also agreed to accept common stock on the same basis for their accrued bonuses of $25,000 and $12,500 respectively). For the period Mr. Jensen received 500,000 shares of our common stock ($55,000 worth of Common Stock at $0.11 per share) and Mr. Yankowitz received 193,182 shares of common stock ($21,250 worth of Common Stock at $0.11 per share).

Commencing January 1, 2023, Mr. Jensen and Mr. Yankowitz agreed to accept convertible notes in lieu of salary until our next financing is completed. The terms of the notes are as follows: (i) the principal amount thereof shall equal the amount of salary deferred commencing February 1, 2023; (ii) the Notes shall mature on October 1, 2023; (iii) the Notes shall bear interest at a rate of 10% per annum; (iv) if not repaid by July 1, 2023, there shall be a 50% premium, and if the Notes are not repaid by their maturity, there shall a 100% premium; (v) the Note holder shall have the option to convert all outstanding principal, interest and premium to shares of Series A Preferred at any time at $0.2065 per share; and (vi) the Notes shall otherwise have the same terms and conditions as the convertible notes issued in such $150,000 financing round. Commencing July 1, 2023, three members of our sales and marketing team agreed to accept all or part of their salaries and commissions on the same terms, except that the notes are convertible into Shares of our Series B-2 Preferred Stock.

In August 2023, we sold 500,000 shares of our Series B-1 Preferred Stock and 400,000 shares of our Series B-2 Preferred Stock to three private investors for a cash purchase price of $0.25 per share. We also issued a $50,000 secured convertible note to a private investor. The note bears interest at 10% per annum and matures on August 26, 2024. The note may be prepaid by us at any time. If we prepay the entire outstanding principal amount of the note on or before August 26, 2024, then there is no prepayment premium. If we repay the outstanding principal amount of the note on or after the maturity date, then we shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount. The note is convertible into shares of our Series B-2 Preferred Stock at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the note divided by (b) $0.25. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The notes are secured by a security interest in all of our assets.

The Series B-1 Preferred Stock has a 100% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-1 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. The Series B-2 Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-1 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events.

On August 15, 2023 we sold 484,262 shares of our common stock to a private investor at a price of $0.2065 per share. The investor also received warrants to purchase 245,700 shares of our common stock at $0.2065 per share. The warrants expire on August 15, 2028. The investor was also invited to join our advisory board and received 100,000 stock options as compensation therefor. The options have a term of 10 years, an exercise price of $0.2065 per share and were fully vested on the date of grant.

In connection with the sale of the Series B-1 and B-2 preferred shares and the 484,262 common shares, we coveted to use the net proceeds from the sale of the securities for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (b) for the redemption of any common stock or other securities, (c) for the settlement of any outstanding litigation or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended or any regulations of the Office of Foreign Assets Control of the U.S. Treasury Department.

Through August 18, 2023, we have issued options to purchase a cumulative 7,181,013 shares of common stock under our 2018 Stock Incentive Plan, of which 6,691,886 are currently outstanding and unexercised.

Dividend Policy

Our dividend policy is determined by our Board of Directors and depends upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. We have not paid any cash dividends on the common stock. We do not anticipate paying a cash dividend on our common stock in the foreseeable future.

Item 6.	Reserved

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Item 7.	Management’s Discussion and Analysis or Plan of Operation

Overview

Our Business

We provide payment solutions to businesses enabling them to make and receive payments with cryptocurrencies and via bank transfers, including ACH. Our solutions consist of a blockchain-based check-out system enabling shoppers on e-commerce sites to pay using cryptocurrencies and direct bank transfers, a payouts solution that enables businesses, including those in the in the “gig economy,” to make payments to their vendors and service providers via cryptocurrencies and bank transfers, and a B2B cross border solution allowing businesses to send cross-border payments to themselves and their affiliates and subsidiaries using stable coins.

Our corporate headquarters are located in San Francisco, California.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 to the financial statements included in this Annual Report on Form 10-K. There were no changes to our significant accounting policies during the three months ended March 31, 2023. Our discussion and analysis of our financial condition and results of operations are based upon these financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In the past, actual results have not been materially different from our estimates. However, results may differ from these estimates under different assumptions or conditions.

Results of Operations

Fiscal Years Ended March 31, 2023 vs. March 31, 2022

Revenues

During the fiscal year ended March 31, 2023, we recorded revenues of $203,199, including $145,000 as a result of revenue recognized under a new software development contracts, and a combined total of $58,199 of transaction fees and the recognition of amortization of deferred setup fee revenues in connection with the execution of contracts with customers. During the fiscal year ended March 31, 2022, we recorded revenues of $30,504 for similar recognition of deferred revenues.

We anticipate that future revenues will continue to be generated from (i) fees charged under the software development contract; (ii) fees charged in connection with conversion of crypto currencies to and from fiat currencies; (iii) fees charged in connection with our ecommerce checkout solutions and other solutions; and (iv) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues earned by our merchant customers.

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Research and Development Expenses

Research and development expenses for the fiscal year ended March 31, 2023 were $61,431, a decrease of $835,813 as compared with expenses of $897,277 for the prior year period. Research and development expenses decreased due to decreases in software coding and development activities during the recent quarter compared to the same period of the prior year.

General and Administrative Expenses

General and administrative expenses for the fiscal year ended March 31, 2023 were $5,185,190 as compared to $3,763,179 for the comparable prior year period, an increase of $1,422,011. The increase is primarily a result of legal fees incurred in connection with certain litigation costs and payroll expenses incurred in connection with the hiring of our full-time executive officers, which was somewhat offset by a decrease in stock-based compensation.

Stock-based compensation for the fiscal year ended March 31, 2023 of $1,141,023 was composed of (i) stock options granted to employees including repricing of prior options granted.

Stock-based compensation for the fiscal year ended March 31, 2022 of $1,380,642 was composed of (i) the $20,000 value of 20,000 shares of our common stock issued to two customers in lieu of cash consideration; (ii) stock options granted to employees which were valued at $1,326,177; and the (iii) repricing of certain stock options granted to employees which resulted in additional stock-based compensation of $34,465.

Liquidity and Capital Resources

We will require additional financing in order to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. Any potential future sale of equity or debt securities may result in dilution to our stockholders, and we cannot be certain that additional public or private financing will be available in amounts or on terms acceptable to us, or at all. If we are required to raise additional financing, but are unable to obtain such financing, we may be required to delay, reduce the scope of, or eliminate one or more aspects of our operations or business development activities.

As of March 31, 2023, we had cash of $421,566, an decrease of $2,213,228 as compared to a cash balance of $2,634,794 as of March 31, 2022. Our current cash requirements are approximately $150,000 per month.

During the fiscal year ended March 31, 2023, net cash of $2,482,912 was used in operating activities. Net cash used in operating activities was primarily composed of our net loss of $3,778,424 and offset by (i) $1,141,023 of non-cash stock-based compensation in connection with the grant of employee stock options and; (ii) increase in depreciation and amortization of $485,703 and (iii) increase in accounts payable and accrued expenses payable of $193,260 in the aggregate.

During the fiscal year ended March 31, 2022, net cash of $2,776,911 was used in operating activities. Net cash used in operating activities was primarily composed of our net loss of $4,662,924 and offset by (i) $1,360,642 of non-cash stock-based compensation in connection with the grant of employee stock options and; (ii) $20,000 of non-cash stock-based compensation in connection with the issuance of 20,000 shares of our common stock to two customers in lieu of cash consideration; (iii) increase in depreciation and amortization of $149,919 and (iv) increase in accounts payable and accrued expenses payable of $262,352 in the aggregate.

During the fiscal year ended March 31, 2023, net cash of 706,984 was used in investing activities, primarily from (i) the acquisition of computer equipment for $20,725 and the capitalization of software development costs of $686,259 During the fiscal year ended March 31, 2022, net cash of $610,095 was used in investing activities, primarily from (i) the acquisition of computer equipment for $23,395 and the capitalization of software development costs of $586,700.

During the fiscal year ended March 31, 2023, net cash of $976,668 was provided by financing activities, primarily from the issuance of 700,000 shares of our common stock. Additionally, we received proceeds from a convertible note payable of $150,000 and proceeds from convertible note payable to related parties of $126,668.

During the fiscal year ended March 31, 2022, net cash of $5,221,469 was provided by financing activities, primarily from (i) the issuance of 6,666,667 shares of our common stock and warrants to purchase 6,666,667 shares of common stock in exchange for net cash proceeds (after net of issuance costs) of $4,375,001 in a public offering and; (ii) the issuance of 850,000 shares of our common stock in connection with exercise of common stock purchase warrants in consideration of $882,500 in gross cash proceeds. Additionally, we received proceeds from a convertible note payable of $126,250, net of finance costs, and repaid $159,282 for this same convertible note payable. There were no options exercised during the fiscal years ended March 31, 2023 and 2022.

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the fiscal year ended March 31, 2023, we reported a net loss of $3,3,778,424, which included non-cash stock-based compensation of $1,141,023, and cash flows used in operating activities of $2,482,912. As a result, management believes that there is substantial doubt about our ability to continue as a going concern.

We will require additional financing in order to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. Any potential future sale of equity or debt securities may result in dilution to our stockholders, and we cannot be certain that additional public or private financing will be available in amounts or on terms acceptable to us, or at all. If we are required to raise additional financing, but are unable to obtain such financing, we may be required to delay, reduce the scope of, or eliminate one or more aspects of our operations or business development activities.

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Off-Balance Sheet Arrangements

As of March 31, 2023, we did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Not Applicable.

Item 8.	Financial Statements and Supplementary Data

The following documents are filed as part of this report on Form 10-K:

Item 9.	Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

In February 2023 RocketFuel Blockchain, Inc. (the “Company”), at the recommendation of the Company’s Board of Directors, orally terminated Prager Metis CPAs, LLC (“Prager Metis”) as its independent registered public accounting firm. On April 10, 2023, Prager Metis sent the Company a letter confirming its resignation. On April 6, 2023, the Company, based on the decision of its board of directors, approved the engagement of Turner, Stone & Company, L.L.P. (“Turner, Stone & Company”) to serve as the Company’s independent registered public accounting firm.

The reports of Prager Metis on the Company’s financial statements for the years ended March 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles but did contain a paragraph referring to the uncertainty with respect to the Company’s ability to continue as a going concern.

During the years ended March 31, 2022 and 2021, and in the subsequent period through April 10, 2023, there were no disagreements with Prager Metis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Prager Metis, would have caused Prager Metis to make reference to the matter in its reports on the Company’s financial statements for such periods. During the years ended March 31, 2022 and 2021, and in the subsequent period through April 10, 2023, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Prager Metis with a copy of the disclosures in the preceding three paragraphs and requested in writing that Prager Metis furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Prager Metis provided a letter, dated April 26, 2023 stating its agreement with such statements.

During the fiscal year ended March 31, 2022 and through the date of the board of directors’ decision, the Company did not consult Turner, Stone & Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9A.	Controls and Procedures

The certificates of our principal executive officer and principal financial and accounting officer attached as Exhibits 31.1 and 31.2 to this Annual Report on Form 10-K include, in paragraph 4 of such certifications, information concerning our disclosure controls and procedures, and internal control over financial reporting. Such certifications should be read in conjunction with the information contained in this Item 9A for a more complete understanding of the matters covered by such certifications.

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Management’s Annual Report on Internal Control Over Financial Reporting

As required by the SEC rules and regulations for the implementation of Section 404 of the Sarbanes-Oxley Act, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external reporting purposes in accordance with GAAP. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of our company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect errors or misstatements in our consolidated financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate. Management assessed the effectiveness of our internal control over financial reporting at March 31, 2023. In making these assessments, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (COSO).

Based on our assessments and those criteria and on an evaluation under the supervision and with the participation of our management, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act were not effective as of March 31, 2023 to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and (ii) accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Based on this evaluation, our management concluded that, as of March 31, 2023, our internal control over financial reporting was not effective due to (i) insufficient segregation of duties in the finance and accounting functions due to limited personnel; and (ii) inadequate corporate governance policies. In the future, subject to working capital limitations, we intend to take appropriate and reasonable steps to make improvements to remediate these deficiencies.

This annual report on Form 10-K does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Securities and Exchange Commission rules that permit us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

During the fourth quarter of the fiscal year ended March 31, 2023, we made the following change in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) under the Exchange Act) during the fiscal period to which this report relates that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting:

We engaged an independent consulting firm to provide financial oversight and reporting assistance services to the Company. The engaged consultants consist of staff that are trained and experienced in financial, accounting, generally accepted accounting principles, SEC reporting and internal control requirements, which are beginning to be applied to our company to improve the internal control environment.

Item 9B.	Other Information

None.

Item 9C.	Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not Applicable.

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PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Directors and Named Executive Officers

Our board of directors is currently comprised of three directors. Our directors and named executive officers, their ages and positions, as well as certain biographical information of these individuals, are set forth below.

Name	Age	Positions Held with the Registrant
Gert Funk	56	Executive Chairman of the Board
Peter M. Jensen	56	Chief Executive Officer and Director
Bennett J. Yankowitz	68	Chief Financial Officer, Secretary and Director

Biographies of Directors and Executive Officers

Gert Funk has been our Chairman since 2018 and was appointed as our Executive Chairman in March 2021. Mr. Funk has been a serial entrepreneur since 1990 with considerable experience and specialty in banking and payments processing. He has more than 14 years as director in various companies within banking and payments. Mr. Funk has since 2005 been CEO of CNG PRO ApS in Denmark and CNG PRO SARL in Monaco. CNG PRO is a European Payment Service Provider for International eCommerce merchants especially within travel and retail. From 2005 until 2013, Mr. Funk has also been CEO of BigeFinancials A/S, a fully EMI licensed company operating under the European Payment Directive and monitored by the Danish Financial Supervisory Authority, as well as a Principal Member of MasterCard. Mr. Funk has been approved as “Fit and Proper” and “Qualified CEO and owner” by the Danish Financial Supervisory Authority. Mr. Funk is currently also President of the Monaco Blockchain Association. Mr. Funk received a Masters degree in economics in Denmark.

Our Board has concluded that Mr. Funk is an appropriate person to represent management on our Board of Directors given his position as our Chairman, his professional credentials, and his experience in the banking and payments processing industry.

Peter M. Jensen has been our Chief Executive Officer since 2020. Mr. Jensen is an experienced IT executive with extensive global experience within enterprise software. From 2019 to 2020 he was chief executive officer of Spanugo, a provider of security assurance applications, which was sold to IBM. From 2016 to 2017 he was chief executive officer of Presidiohealth, a provider of software and services to health care providers to manage the patient experience. From 2014 to 2016 he was chief executive officer of ParStream, which created the first analytics database for the Internet of Things (IoT); this company was acquired by CISCO in 2016. From 2011 to 2014 he was chief executive officer of Stopthehacker.com, a provider of website security and privacy services. Previously, he held sales and marketing positions with several other technology companies including Symantec, Oracle and VMWare. Mr. Jensen holds an MBA from the Copenhagen Business School.

Our Board has concluded that Mr. Jensen is an appropriate person to represent management on our Board of Directors given his position as our Chief Executive Officer, his professional credentials, and his experience as a chief executive officer in the technology industry.

Bennett J. Yankowitz has been our Chief Financial Officer since 2015. Mr. Yankowitz has more than 40 years of experience as a corporate attorney with leading law firms, specializing in securities, financial and merger and acquisition transactions, and has a background in financial analysis and real estate investment and development. He is of counsel to the law firm Shumaker Mallory LLP, and was previously of counsel to its predecessor firm Parker Shumaker Mills LLP. He was previously counsel to Kaye Scholer LLP and a partner of Heenan Blaikie and of Stroock & Stroock & Lavan LLP. From 2002 to 2014, he was a director of Proteus Energy Corporation, a California-based private oil and gas production and development company and was its Chief Executive Officer from 2008 to 2014. He is also chief financial officer and a member of the board of directors of Nordicus Partners Corporation. Mr. Yankowitz earned his B.A. degree in Mathematics from the University of California, Berkeley (1977), his J.D. degree from the University of Southern California (1980), where he was an editor of the Southern California Law Review, and his LL.M. degree (First Class Honours) from the University of Cambridge (1981), where he was an Evan Lewis-Thomas Scholar at Sidney Sussex College. He is a member of the California and New York bars.

Our Board has concluded that Mr. Yankowitz is an appropriate person to represent management on our Board of Directors given his position as our Chief Financial Officer, his professional credentials, and his experience as a corporate attorney with leading law firms, specializing in securities, financial and merger and acquisition transactions.

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Stockholder Communications with the Board of Directors

Pursuant to procedures set forth in our bylaws, our Board of Directors will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame identified in our bylaws. To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are detailed in our bylaws, which were included in our previous filings with the SEC on Form 10-K and 8-K. A copy of our bylaws will be provided upon written request to the Chief Financial Officer at RocketFuel Blockchain, Inc., 201 Spear Street, Suite 1100, San Francisco, CA 94105.

Code of Ethics

We have adopted a Code of Ethics that allows for us to ensure that our disclosure controls and procedures remain effective. Our Code also defines the standard of conduct expected by our officers, directors and key employees. A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Secretary, RocketFuel Blockchain, Inc., 201 Spear Street, Suite 1100, San Francisco, CA 94105.

Delinquent Section 16(a) Beneficial Ownership Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of such forms submitted to us, we believe that all persons subject to the requirements of Section 16(a) filed such reports on a timely basis in fiscal 2022.

Corporate Governance and Guidelines

Our Board of Directors has long believed that good corporate governance is important to ensure that we manage our company for the long-term benefit of stockholders. During the past year, our Board of Directors has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002 and recently revised SEC rules and regulations. We intend to implement internal corporate governance guidelines and practices and will make such guidelines and practices available on its website at www.rocketfuelblockchain.com, when implemented.

Item 11.	Executive Compensation

Summary Compensation Table

This section discusses the material components of the executive compensation program for our named executive officers. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

The following table provides information regarding the compensation awarded to, or earned by, our current and former named executive officers for the fiscal years ended March 31, 2023 and 2022.

Named Executive Officer	Fiscal Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Gert Funk (1)	2023	$-	$92,500	$-		$-	$-		$92,500
Chairman	2022	$-	$-	$-		$173,908	$-		$173,908

Peter M. Jensen (2)	2023	$200,000	$50,000			$-	$-	$
Chief Executive Officer	2022	$240,000	$75,000	-		$694,975	$-		$1,009,975

Bennett J. Yankowitz (3)	2023	$61,673	$37,500		$		$-	$
Chief Financial Officer	2022	$69,998	$22,500	-		$173,908	$-		$266,406

(1)	On March 15, 2021, our Board of Directors approved the grant of options to purchase 500,000 shares of our common stock to Mr. Funk pursuant to our 2018 Stock Option Plan. We determined the fair value of the stock option using the Black-Scholes pricing model which resulted in a total value of the stock options granted of $695,610. During the fiscal years ended March 31, 2022, we amortized $173,908 of the total to stock-based compensation. On January 11, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $1.08 per share to $0.33 per share, and on October 27, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $0.33 per share to $0.2065 per share. Accordingly, we recorded an additional $176,556 of stock-based compensation during the fiscal year ended March 31, 2023. A total of $353,282 of stock-based compensation remains to be recognized in future periods.2023 bonus includes $42,500 cash bonuses and $25,000 payable in shares of common stock.

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(2)	On September 15, 2020, our Board of Directors approved the grant of options to purchase 2,393,842 shares of our common stock to Mr. Jensen pursuant to our 2018 Stock Option Plan. We determined the fair value of the stock option using the Black-Scholes pricing model which resulted in a total value of the stock options granted of $1,853,256. During the fiscal year ended March 31, 2022, we amortized $694,975 of the total as stock-based compensation. On January 11, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $1.08 per share to $0.33 per share, and on October 27, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $0.33 per share to $0.2065 per share. Accordingly, we recorded an additional $481,395 of stock-based compensation during the fiscal year ended March 31, 2023. A total of $722,893 of stock-based compensation remains to be recognized in future periods. 2023 bonus consists of $50,000 payable in shares of common stock.

(3)	On March 15, 2021, our Board of Directors approved the grant of options to purchase 500,000 shares of our common stock to Mr. Yankowitz pursuant to our 2018 Stock Option Plan. We determined the fair value of the stock option using the Black-Scholes pricing model which resulted in a total value of the stock options granted of $695,610. During the fiscal year ended March 31, 2022, we amortized $173,908 of the total to stock-based compensation. On January 11, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $1.08 per share to $0.33 per share, and on October 27, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $0.33 per share to $0.2065 per share. Accordingly, we recorded an additional $176,557 of stock-based compensation during the fiscal year ended March 31, 2023. A total of $353,510 of stock-based compensation remains to be recognized in future periods. 2023 bonus consists of $37,500 payable in shares of common stock.

On August 8, 2018, our Board of Directors approved the grant of options to purchase 500,000 shares of our common stock to Mr. Yankowitz pursuant to our 2018 Stock Option Plan. We determined the fair value of the stock option using the Black-Scholes pricing model which resulted in the recording of stock-based compensation of $1,100,350 during the fiscal year ended March 31, 2019. On October 27, 2022, our Board of Directors approved the re-pricing of the exercise price of these shares from $0.33 per share to $0.2065 per share. The total stock-based compensation has been fully amortized.

Employment Agreements and Other Arrangements with Named Executive Officers

Gert Funk

Mr. Funk has received a grant of options to purchase 500,000 shares of our Common Stock. The options will be issued under our 2018 Plan. The options will (i) be incentive stock options, (ii) have an exercise price equal to $1.08 per share (subsequently reduced to $0.33 per share), which is the fair market value per share of our Common Stock on March 15, 2021 (January 11, 2022 for the reduction), as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years, (iv) vest and become exercisable as to 1/48th of the shares subject to the options on the 15th day of each calendar month during the term of his employment agreement, commencing on April 15, 2021, (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. Vesting of the options will be accelerated upon a change of control.

He will also receive a cash bonus equal to 2.5% of the net proceeds (i.e., adjusted for our costs) of any initial exchange offering (IEO), token generation event (TGE) or similar financing (a “Token Transaction”) completed on or before the date that is 12 months after the formal acceptance by the Board of a proposal for a Token Transaction (start date, milestones, responsibilities). In the event the Board decides to cancel the Token Transaction, Mr. Funk and the Board shall agree upon a mutually acceptable bonus structure in lieu of the foregoing.

Peter M. Jensen

Mr. Jensen’s employment agreement initially provided for a base salary of $7,500 per month, which was to increase to $20,000 per month once we had received gross proceeds of at least $2,000,000 in subsequent equity round financings. Our Board determined that the conditions for the salary increase occurred on February 1, 2021. He is also entitled to a performance bonus of $25,000 per calendar quarter based on his achieving quarterly financial and business objectives and milestones to be determined by our board of directors.

Mr. Jensen also received a grant of options to purchase 2,393,842 shares of our Common Stock. The options were issued under our 2018 Plan. The options (i) are incentive stock options, (ii) have an exercise price equal to $1.08 per share (subsequently reduced to $0.33 per share), which is the fair market value per share of our Common Stock on September 15, 2020 (January 11, 2022 for the reduction), as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years, (iv) vest and become exercisable as to 1/48th of the shares subject to the options on the 15th day of each calendar month during the term of his employment agreement, commencing on October 15, 2020, (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. Vesting of the options will be accelerated upon a change of control.

Under the employment agreement, upon our closing of an equity funding, in one or more rounds prior to April 30, 2021, resulting in aggregate gross proceeds to us of $2,000,000 or more, Mr. Jensen is to receive warrants to purchase 265,982 shares of our Common Stock. Our Board determined that the conditions for the warrant grant occurred on February 1, 2021. The warrants have a term of 10 years, be fully vested on the date of issuance, and have an exercise price equal to $1.00 per share (subsequently reduced to $0.33 per share), the weighted average price per share paid by the investors in such equity funding rounds.

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Mr. Jensen’s employment agreement renews on a month-to-month basis. If Mr. Jensen should voluntarily terminate his agreement, or if we terminate his agreement other than for cause (as defined in the 2018 Plan), then he will be entitled to 12 months of accelerated vesting of his stock options.

Bennett J. Yankowitz

Mr. Yankowitz’s employment agreement provides for a base salary of $5,833 per month on the basis of a commitment of 20 hours per week. He is also entitled to a performance bonus of $7,500 per calendar quarter based on his achieving quarterly business objectives and milestones. In March 2021, he also received a grant of options to purchase 500,000 shares of our Common Stock. The options were issued under our 2018 Plan. The options (i) are incentive stock options, (ii) have an exercise price equal $1.08 per share (subsequently reduced to $0.33 per share), which is the fair market value per share of our Common Stock on March 1, 2021 (January 11, 2022 for the reduction), as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years, (iv) vest and become exercisable as to 1/48th of the shares subject to the options on the 1st day of each calendar month during the term of his employment agreement, commencing on April 1, 2021, (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. 250,000 of the options will become fully vested and exercisable upon the achievement of business objectives and milestones. In addition, vesting of the options will be accelerated upon a change of control.

Issuance of Certain Securities in Lieu of Salary

In order to help reduce our overhead, Peter M. Jensen, our Chief Executive Officer, and Bennett J. Yankowitz, our Chief Financial Officer, agreed for the period November 15, 2022 through December 31, 2022 to accept shares of common stock in lieu of salary until our next financing is completed, based on the market price of $0.11 per share on such date. They also agreed to accept common stock on the same basis for their accrued bonuses of $25,000 and $12,500 respectively). For the period Mr. Jensen received 500,000 shares of our common stock ($55,000 worth of Common Stock at $0.11 per share) and Mr. Yankowitz received 193,182 shares of common stock ($21,250 worth of Common Stock at $0.11 per share).

As stated above, we closed the sale of $150,000 of convertible notes on January 13, 2023. Commencing January 1, 2023, Mr. Jensen and Mr. Yankowitz agreed to accept convertible notes in lieu of salary until our next financing is completed. The terms of the notes are as follows: (i) the principal amount thereof shall equal the amount of salary deferred commencing February 1, 2023; (ii) the Notes shall mature on October 1, 2023; (iii) the Notes shall bear interest at a rate of 10% per annum; (iv) if not repaid by July 1, 2023, there shall be a 50% premium, and if the Notes are not repaid by their maturity, there shall a 100% premium; (v) the Note holder shall have the option to convert all outstanding principal, interest and premium to shares of Series A Preferred at any time at $0.2065 per share; and (vi) the Notes shall otherwise have the same terms and conditions as the convertible notes issued in such $150,000 financing round.

Outstanding Equity Awards During Fiscal 2023

	Option Awards
	Number of securities underlying unexercised options (#)		Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Gert Funk	250,000	-	250,000	$0.2065	3/15/2031
Peter M. Jensen	1,645,766	-	748,076	$0.2065	9/15/2030
Bennett J. Yankowitz (1)	500,000	-	-	$0.2065	8/8/2028
Bennett J. Yankowitz	250,000	-	250,000	$0.2065	3/15/2031

(1). Represents options issued on August 8, 2018. The exercise price of these options was adjusted as of March 15, 2021 and January 11, 2022.

Option Exercises and Stock Vested During Fiscal 2023

There were no options exercised during the fiscal year ended March 31, 2023.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the beneficial ownership of shares of our common stock, as of August 18, 2023, of (i) each person known by us to beneficially own five percent (5%) or more of such shares; (ii) each of our directors and current executive officers named in the Summary Compensation Table; and (iii) our current executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

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The business address of each person listed below, unless otherwise specified, is RocketFuel Blockchain, Inc., 201 Spear Street, Suite 1100, San Francisco, CA 94105.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Gert Funk (2)	5,943,222	16.54%
Peter Jensen (3)	3,626,010	9.5%
Bennett J. Yankowitz (4)	2,011,245	6.1%
All officers and directors as a group (three persons)	11,580,477	32.0%

(1)	Based on 33,120,628 outstanding shares as of August 18, 2023.

(2)	Includes (i) the vested portion of an option to purchase 500,000 shares of Common Stock at $1.08 per share (subsequently reduced to $0.2065 per share), expiring March 14, 2031 and (ii) 121,065 shares of Series A Preferred Stock issuable under a convertible note at a conversion price of $0.2065 per share.

(3)	Includes (i) a warrant to purchase 265,982 shares of Common Stock at $1.00 per share (subsequently reduced to $0.2065 per share), expiring February 15, 2031, (ii) the vested portion of an option to purchase 2,393,842 shares of Common Stock at $1.08 per share (subsequently reduced to $0.2065 per share), expiring September 15, 2030, (iii) 500,000 shares issued in lieu of salary, and (iv) 314,770 shares of Series A Preferred Stock issuable under a convertible note, issued in lieu of salary, at a conversion price of $0.2065 per share.

(4)	Includes (i) an option to purchase 500,000 shares of Common Stock at $1.08 per share (subsequently reduced to $0.2065 per share), expiring August 8, 2028, (ii) the vested portion of an option to purchase 500,000 shares of Common Stock at $1.08 per share (subsequently reduced to $0.2065 per share), expiring March 15, 2031, (iii) 193,182 shares issued in lieu of salary, and (iv) 177,563 shares of Series A Preferred Stock issuable under a convertible note, issued in lieu of salary, at a conversion price of $0.2065 per share..

Securities Authorized for Issuance under Equity Compensation Plans as of the End of Fiscal 2023 Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	6,691,886	(1)	$0.33	393,987

(1)	This total represents shares to be issued upon exercise of outstanding options granted under the RocketFuel Blockchain, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) that was approved by our stockholders on August 8, 2018. Under the 2018 Plan, 2,000,000 shares of our common stock were initially reserved for grant. On March 18, 2021, our Board of Directors approved the increase of shares reserved for issuance under the 2018 Plan to 6,000,000 shares of our common stock, and on May 10, 2022 approved a further increase to a total of 8,000,000 shares of our common stock. There were no stock options exercised under the 2018 Plan during the fiscal year ended March 31, 2023. There are 600,000 performance-based options that have been issued, which are included in the table above.

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Item 13.	Certain Relationships and Related Transactions, and Director Independence

Related Party Transactions

During the years ended March 31, 2023 and 2022, our chief financial officer was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees paid to the affiliate of $83,985 and $126,850 for the years ended March 31, 2023 and 2022, respectively. As of March 31, 2023 and 2022, we had $25,633 and $11,277, respectively, payable to the affiliate.

During the year ended March 31, 2023, we recognized a total of $112,500 bonus expense for officers of the Company, of which $0 was payable at March 31, 2023. During the year ended March 31, 2022, we recognized a total of $97,500 bonus expense for officers of the Company, of which $65,000 was payable at March 31, 2022.

In order to help reduce our overhead, Peter M. Jensen, our Chief Executive Officer, and Bennett J. Yankowitz, our Chief Financial Officer, agreed for period November 15, 2022 through December 31, 2022 to accept shares of common stock in lieu of salary until our next financing is completed, based on the market price of $0.11 per share on such date. For the period November 15, 2022 through December 31, 2022 Jensen received 227,272 shares of our common stock ($25,000 worth of Common Stock at $0.11 per share) and Mr. Yankowitz received 113,636 shares of common stock ($12,500 worth of Common Stock at $0.11 per share).

As stated above, we closed the sale of $150,000 of convertible notes on January 13, 2023. Thereafter, Mr. Jensen and Mr. Yankowitz agreed to accept convertible notes in lieu of salary until our next financing is completed. The terms of the notes are as follows: (i) the principal amount thereof shall equal the amount of salary deferred commencing February 1, 2023; (ii) the Notes shall mature on October 1, 2023; (iii) the Notes shall bear interest at a rate of 10% per annum; (iv) if not repaid by July 1, 2023, there shall be a 50% premium, and if the Notes are not repaid by their maturity, there shall a 100% premium; (v) the Note holder shall have the option to convert all outstanding principal, interest and premium to shares of Series A Preferred at any time at $0.2065 per share; and (vi) the Notes shall otherwise have the same terms and conditions as the convertible notes issued in such $150,000 financing round.

We have entered into a sales referral agreement with an affiliate of our Chairman, Gert Funk. We recorded $1,201.92 on commissions payable to the affiliate for the year ended March 31, 2023.

Independence of the Board of Directors

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.” Our Board is currently composed of one named executive chairman and two named executive officers.

Board Attendance

Our Board is comprised of three directors of which two members are also our chief executive and chief financial officers, respectively. During the fiscal year ended March 31, 2023 we convened 5 formal meetings of the Board and took a number of additional actions by written consent.

Committees of the Board of Directors

We currently have no separate audit, compensation, or nominating committees. The entire Board oversees our (i) audits and auditing procedures; (ii) compensation philosophies and objectives, establishment of remuneration levels for our executive officers, and implementation of our incentive programs; and (iii) identification of individuals qualified to become Board members and recommendation to our shareholders of persons to be nominated for election as directors.

Director’s Compensation

None.

Item 14.	Principal Accounting Fees and Services

The following is a summary of (i) the fees billed and billable to us by Prager Metis CPAs LLC, our former independent registered public accounting firm, and Turner, Stone & Company, L.L.P., our current independent registered public accounting firm, for professional services rendered in connection with (i) annual audits and quarterly review fees for the fiscal years ended March 31, 2023 and 2022; and (ii) other audit related fees and tax preparation fees incurred during the fiscal years ended March 31, 2023 and 2022.

Fee Category

	Fiscal Year Ended March 31, 2023	Fiscal Year Ended March 31, 2022
Prager Metis CPAs LLC Audit fees	$12,000	$77,000
Turner, Stone & Company, L.L.P. Audit fees	$35,000	$-
Other audit related fees	$10,000	$9,500
Tax fees	-	-
Total fees	$57,000	$86,500

Audit Fees. This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports and other professional services provided in connection with regulatory filings.

Other Audit Related Fees. This category consists of fees billed for professional services rendered for services other than those described herein as Audit Fees or Tax Fees, including preparation of our tax returns.

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.

Pre-Approval Policies and Procedures. The Board of Directors has the authority to approve all audit and non-audit services that are to be performed by our independent registered public accounting firm. Generally, we may not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Board of Directors.

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PART IV

Item 15.	Exhibits, Financial Statement Schedules

The following are filed as part of this Form 10-K:

(1)	Financial Statements: For a list of financial statements which are filed as part of this Form 10-K, See Item 8, page 27.

(2)	Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Contribution Agreement, dated June 27, 2018, by and among the Company, RocketFuel Blockchain Company, Joseph Page, Gert Funk, PacificWave Partners Limited, PacificWave Partners UK Ltd. And Saxton Capital Ltd.	8-K	2.1	6/29/18

3.1	Articles of Incorporation	S-1	3.1	9/8/87

3.2	Amended and Restated Bylaws	8-K	3.1	6/29/18

3.3	Certificates of Amendment to Articles of Incorporation through December 31, 2017	S-1	3.3	3/30/21

3.4	Certificate of Designation for Series B-1 Preferred Stock	8-K	3.1	8/8/23

3.2	Certificate of Designation for Series B-2 Preferred Stock	8-K	3.2	8/8/23

3.4	Certificate of Amendment, dated September 25, 2018, as filed with the Secretary of State of the State of Nevada	S-1	3.4	3/30/21

3.5	Certificate of Designation of Series A Preferred Stock	8-K	4.1	1/19/23

4.1	Form of Warrant	8-K	4.1	9/23/22

4.2	Form of Token Sale Agreement	8-K	4.2	9/23/22

4.3	Form of Convertible Note	8-K	4.1	1/9/23

10.1	Indemnification Agreement dated as of January 19, 2016, between Bennett Yankowitz and the Company	8-K	10.2	1/22/16

10.2	Indemnification Agreement dated as of January 19, 2016, between Henrik Rouf and the Company	8-K	10.3	1/22/16

10.3	2018 Stock Incentive Plan	14-C	Annex B	8/28/18

10.4	Subscription Agreement, dated April 29, 2020, between the Company and Investorlisten ApS	S-1	10.4	3/30/21

10.5	Warrant Agreement, dated May 1, 2020, between the Company and Investorlisten ApS	S-1	10.5	3/30/21

10.6	Agreement with Investorlisten ApS	S-1	10.6	3/30/21

10.7	Executive Employment Agreement, dated as of September 15, 2020, between the registrant and Peter M. Jensen	8-K	10.1	9/21/20

10.8	Indemnification Agreement dated as of September 15, 2020, between Peter M. Jensen and the Company	S-1	10.8	3/30/21

10.9	Amendment No. 1 to 2018 Stock Option Plan	8-K	10.2	9/21/20

10.10	Executive Employment Agreement, dated as of September 14, 2020, between the registrant and Rohan Hall	8-K	10.1	10/8/20

10.11	Indemnification Agreement dated as of September 14, between Rohan Hall and the Company	S-1	10.11	3/30/21

10.12	Common Stock Purchase Agreement dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.	8-K	10.1	3/3/21

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10.13	Common Stock Purchase Warrant dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.	8-K	10.2	3/3/21

10.14	Indemnification Agreement dated as of January 1, 2021, between Gert Funk and the Company	S-1	10.14	3/30/21

10.15	Indemnification Agreement dated as of February 15, 2021, between Kurt Kumar and the Company	S-1	10.15	3/30/21

10.16	Amendment No. 2 to 2018 Stock Option Plan	S-1	10.16	3/30/21

10.17	Executive Employment Agreement, dated as of February 15, 2021, between the registrant and Bennett J. Yankowitz	S-1	10.17	3/30/21

10.18	Executive Employment Agreement, dated as of February 15, 2021, between the registrant and Gert Funk	S-1	10.18	3/30/21

10.19	Warrant dated February 15, 2021, from the Company to Peter M. Jensen	S-1	10.19	3/30/21

10.20	Settlement Agreement and Mutual Release, dated June 8, 2022, between RocketFuel Blockchain, Inc., RocketFuel Blockchain Company and Joseph Page	8-K	10.1	6/13/22

10.21	Securities Purchase Agreement dated September 19, 2022	8-K	10.1	9/23/22

10.22	Form of Subscription Agreement dated January 13, 202	8-K	10.1	1/19/23

10.23	Securities Purchase Agreement between 1800 Diagonal Lending LLC and RocketFuel Blockchain, Inc., dated as of May 11, 2023	8-K	10.1	5/18/23

10.24	$144,760 Promissory Note between 1800 Diagonal Lending LLC and RocketFuel Blockchain, Inc., dated May 11, 2023	8-K	10.2	5/18/23

10.25	Form of Subscription Agreement for Series B-1 and B-2 Preferred Stock	8-K	10.1	8/8/23

14.1	Code of Ethics	10-KSB	14.1	3/30/04

14.2	Amended and Restated Code of Ethics	S-1	14.2	3/30/21

21.1	Subsidiaries of the registrant	S-1	21.1	3/30/21

31.1	Certification of Principal Executive Officer pursuant to Section 302 Sarbanes-Oxley Act of 2002				X

31.2	Certification of Principal Financial and Accounting Officer pursuant to Section 302 Sarbanes-Oxley Act of 2002				X

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002				X

32.2	Certification of Principal Financial and Accounting Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002				X

101.INS	Inline XBRL Instance Document.				X

101.SCH	Inline XBRL Taxonomy Extension Schema Document.				X

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				X

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				X

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				X

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				X

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

36

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

RocketFuel Blockchain, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of RocketFuel Blockchain, Inc. as of March 31, 2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended March 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of RocketFuel Blockchain, Inc. as of March 31, 2023, and the results of its operations and its cash flows for the year ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations and has not generated positive cash flows which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to RocketFuel Blockchain, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. RocketFuel Blockchain, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Convertible notes payable

As discussed in Note 7 to the financial statements, the Company entered into certain financing transactions which included the issuance of notes payable which were convertible into preferred stock of the Company.

We identified the accounting evaluation of the conversion feature within each note payable to be a critical audit matter because the evaluation of the appropriate accounting treatment for this area involved a high degree of auditor judgment and an increased extent of effort to evaluate the Company’s conclusions.

How the Matter Was Addressed in the Audit

Our audit procedures related to the conclusions associated with the presentation and accounting for the conversion features involved the following procedures, among others:

-	We obtained management’s analysis of the conversion feature within each note payable.

-	We analyzed the conversion feature to identify and assess the reasonableness of management’s accounting treatment for this feature and how it impacted both the accounting and presentation in the financial statements.

/s/ Turner, Stone & Company, L.L.P.

We have served as RocketFuel Blockchain, Inc.’s auditor since 2023.

Dallas, Texas

August 18, 2023

Turner, Stone & Company, L.L.P.
Accountants and Consultants	INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

RocketFuel Blockchain, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RocketFuel Blockchain, Inc. (the “Company”) as of March 31, 2022 and 2021, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended March 31, 2022 and 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended March 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company reported a net loss of $4,662,924 and $2,363,582 and a negative cash flow from operations of $2,776,911 and $636,257 for the years ended March 31, 2022 and 2021, respectively. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 3 to the financial statements The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. We determined that there are no critical audit matters for the current audit period.

/s/ Prager Metis CPAs, LLC

Auditor firm ID: 273

We have served as the Company’s auditor since 2018

Hackensack, New Jersey

July 14, 2022

F-2

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED Balance Sheets

	March 31, 2023	March 31, 2022

ASSETS
Current assets:
Cash	$421,566	$2,634,794
Accounts receivable	—	3,475
Prepaid and other current assets	143,870	12,350
Total current assets	565,436	2,650,619
Intangible assets, net of accumulated amortization of $655,333 and $147,277 respectively	622,729	439,422
Property and equipment, net of accumulated depreciation of $10,814 and $2,642, respectively	28,202	20,754

Total assets	$1,216,367	$3,110,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$680,460	$487,200
Payable to related party	25,633	11,277
Notes payable	276,667	—
Deferred revenue	57,231	15,073
Total current liabilities	1,039,991	513,550
Total liabilities	1,039,991	513,550

Commitments and Contingencies	—	—
Stockholders’ equity:
Preferred stock; $0.001 par value; 50,000,000 shares authorized; and 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 32,427,446 and 31,965,803 shares issued; 32,427,446 and 31,965,083 shares outstanding as of March 31, 2023 and 2022, respectively	32,428	31,975
Additional paid in capital	13,055,831	11,214,820
Common shares to be issued – related party	39,100	—
Accumulated deficit	(12,950,983)	(8,646,550)
Treasury stock, at cost	—	(3,000)

Total stockholders’ equity	176,376	2,597,245

Total liabilities and stockholders’ equity	$1,216,367	3,110,795

The accompanying notes are an integral part of these financial statements.

F-3

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	March 31, 2023	March 31, 2022

Revenue, net	$203,199	$30,504

Operating Expenses:
Research and development	61,431	897,277
General and administrative expenses	5,185,190	3,763,179
Total operating expenses	5,246,621	4,660,456
Loss from operations	(5,043,422)	(4,629,952)
Other income (expense)
Change in fair value of derivative liability	—	4,128
Loss on debt extinguishment	—	(15,076)
Loss on foreign currency exchange	(22,983)	—
Interest expense	(2,078)	(22,024)
Gain from legal settlements	1,290,059	—
Total other income (expense)	1,264,998	(32,972)

Loss before provision for income taxes	(3,778,424)	(4,662,924)

Provision for income taxes	—	—
Net Loss	$(3,778,424)	$(4,662,924)

Loss per common share:
Basic and diluted	$(0.12)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	31,298,976	27,820,791

The accompanying notes are an integral part of these financial statements.

F-4

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2023 and 2022

	Common Stock Outstanding		Treasury Stock		Additional Paid-in	Common Shares to be issued-related	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	party	Deficit	(Deficit)
Balance at March 31, 2021	24,438,416	$24,438	—	$—	4,584,214	—	$(3,983,626)	$625,026
Issuance of common stock in connection with exercise of common stock purchase warrants	850,000	850	—	—	881,650	—	—	882,500
Stock-based compensation - employee and consultants option grants	—	—	—	—	1,360,642	—	—	1,360,642
Issuance of common stock to customers	20,000	20	—	—	19,980	—	—	20,000
Issuance of common stock and warrants, net of issuance costs	6,666,667	6,667	—	—	4,368,334	—	—	4,375,001
Repurchase of common stock	—	—	(10,000)	(3,000)	—	—	—	(3,000)
Net loss	—	—	—	—	—	—	(4,662,924)	(4,662,924)
Balance at March 31, 2022	31,975,083	31,975	(10,000)	(3,000)	11,214,820	—	(8,646,550)	2,597,245
Stock-based compensation - employees and consultants option grants	—	—	—	—	1,141,023	—	—	1,141,023
Cancellation of common stock	(3,610,394)	(3,610)	10,000	3,000	(13,440)	—	(526,009)	(540,059)
Common shares to be issued-related parties	-	-	-	-	-	39,100	-	39,100
Issuance of common stock in a private placement, net of issuance costs which included 338,983 shares issued for commissions	3,728,814	3,729	—	—	696,271	—	—	700,000
Issuance of common stock for services	333,943	334	—	—	17,157	—	—	17,491
Net loss	—	—	—	—	—	—	(3,778,424)	(3,778,424)
Balance at March 31, 2023	32,427,446	$32,428	—	$—	13,055,831	39,100	$(12,950,983)	$176,376

The accompanying notes are an integral part of these financial statements.

F-5

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	March 31, 2023	March 31, 2022
Cash Flows from Operating Activities:
Net loss	$(3,778,424)	$(4,662,924)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	516,228	149,919
Stock based compensation	1,141,023	1,380,642
Proceeds from legal settlement	(540,059)	—
Common stock issued for services	17,491	—
Common stock issued for services – related party	39,100	—
Change in fair value of derivative liability	—	(4,128)
Loss on extinguishment of convertible note payable	—	15,076
Amortization of debt discount	—	22,084

Changes in operating assets and liabilities:
Accounts receivable	3,475	6,525
Prepaid expenses and other current assets	(131,520)	(7,350)
Accounts payable and accrued expenses	193,260	342,370
Payable to related parties	14,356	(24,198)
Deferred revenue	42,158	5,073
Net cash flows used in operating activities	(2,482,912)	(2,776,911)

Cash Flows from Investing Activities:
Purchase of property and equipment	(20,725)	(23,395)
Software development costs	(686,259)	(586,700)
Net cash flows used in investing activities	(706,984)	(610,095)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock and warrants, net of issuance costs	700,000	4,375,001
Proceeds from exercise of common stock warrants	—	882,500
Shares repurchased	—	(3,000)
Proceeds from convertible note payable, net	150,000	126,250
Proceeds from convertible note payable – related parties	126,668
Repayment of convertible note payable	—	(159,282)
Net cash flows provided by financing activities	976,668	5,221,469

Net change in cash	(2,213,228)	1,834,463
Cash at beginning of year	2,634,794	800,331
Cash at end of year	$421,566	$2,634,794

Supplemental disclosure of non-cash flow information
Common stock issued to customer for early adoption	$—	$20,000

The accompanying notes are an integral part of these financial statements.

F-6

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

1. Business

We (or the “Company”) provide payment solutions to businesses enabling them to make and receive payments with cryptocurrencies and via bank transfers, including ACH. Our primary solutions consist of a blockchain-based check-out system enabling shoppers on e-commerce sites to pay using cryptocurrencies and direct bank transfers. We have also recently introduced a payouts solution that enables businesses, including those in the in the “gig economy,” to make payments to their vendors and service providers via cryptocurrencies and bank transfers. We also provide businesses with the ability to send cross-border payments to themselves and their affiliates and subsidiaries using stable coins.

Our corporate headquarters are located in San Francisco, California.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements (“financial statement”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries in accordance with consolidation accounting guidance. The Company’s subsidiaries consist of RocketFuel Blockchain Company (RBC) (incorporated in Nevada), RocketFuel A/S (incorporated in Denmark), and RocketFuel (BVI) (incorporated in the British Virgin Islands), the latter two of which were incorporated during the quarter ended June 30, 2022. All intercompany balances and transactions have been eliminated in consolidation.

Use of Accounting Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and judgments, which are evaluated on an ongoing basis, and that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments.

F-7

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

Cash and Cash Equivalents

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company’s cash is deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”). As of March 31, 2023, the Company had $118,574 of cash in excess of the FDIC’s $250,000 coverage limit.

Software Development Costs

The Company accounts for software development costs in accordance with ASC 350-40. Research and development costs are expensed as incurred, except for certain costs which are capitalized in connection with the development of its internal-use software and website. These capitalized costs are primarily related to the application software that is hosted by the Company and accessed by its customers through the Company’s website. In addition, the Company capitalizes certain general and administrative costs related to the customization and development of our internal business systems. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing performed to ensure the product is ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements of internal-use software when it is probable that the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. Capitalized internal use software costs are recorded as part of property and equipment and are amortized on a straight-line basis over an estimated useful life of two years.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is three years for the Company. Maintenance and repairs are charged to operations as incurred. Significant improvements are capitalized and depreciated over the useful life of the assets. Gains or losses on disposition or retirement of property and equipment are recognized in operating expenses.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the related assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, the effects of obsolescence, demand, competition, and other economic factors.

Revenue Recognition

Our revenues are generated from (i) fees charged in connection with the implementation of our software platform; (ii) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues paid by our merchant customers, (iii) gains from the spread between the exchange rates on cryptocurrency transactions and (iiv) software development fees.

Our revenue recognition policy follows the guidance from Accounting Standards Codification (“ASC”) 606, “Revenue Recognition,” and Accounting Standards Update No. 2014-09 - Revenue from Contracts with Customers (Topic 606) which provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. We determine revenue recognition through the following steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract and (v) recognition of revenue when a performance obligation is satisfied. Collectability is assessed based on a number of factors, including the creditworthiness of a client, the size and nature of a client’s website and transaction history. Amounts billed or collected in excess of revenue recognized are included as deferred revenue. An example of this deferred revenue would be arrangements where clients request or are required by us to pay in advance of delivery.

Revenue from fees charged in connection with the implementation of our software platform are recognized over the term specified in the contract with the merchant, which is primarily one year. Revenues from ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues paid by our merchant customers are recognized when each transaction occurs. Revenues from software development contracts are recognized at the time each performance obligation set forth in the contract has been completed, in the amounts allocated to the completed obligation, and as all measurements and criteria for revenue recognition are satisfied.

F-8

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

In April 2016, the FASB issued “ASU 2016 - 10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing.” The amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. We are currently evaluating the impact that this updated guidance will have on our results of operations, cash flows or financial condition.

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. The dilutive effect, if any, of convertible instruments or warrants is calculated using the treasury stock method. There are no outstanding dilutive instruments as the outstanding convertible instruments and warrants would be anti-dilutive if converted or exercised, respectively, as of March 31, 2023 and 2022.

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss position even though the exercise price could be less than the average market price of the common shares:

	Years Ended March 31,
	2023	2022

Stock Options, vested and exercisable	3,263,468	2,377,300
Common Stock Warrants	10,410,897	10,665,982
Total	13,674,365	13,043,282

Stock-based Compensation

The Company applies the provisions of ASC 718, Compensation - Stock Compensation, (“ASC 718”) which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

F-9

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

For stock options issued to employees and members of the Board of Directors (the “Board) for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

Pursuant to Accounting Standards Update (“ASU”) 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, during the second quarter of fiscal 2022, we issued financial instruments including convertible promissory notes payable with embedded conversion features that do not afford equity classification. As required by ASC 815, these embedded conversion options are required to be carried as derivative liabilities, at fair value, in our financial statements (See Note 7). During the third quarter of fiscal 2022, these derivatives were satisfied.

When derivative treatment is determined, we estimate the fair value of the bifurcated embedded conversion features using a Stock Path Monte Carlo Simulation model. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and risk-free rates of return) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility.

Income Taxes

We are required to file federal and state income tax returns in the United States. The preparation of these tax returns requires us to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by us. In consultation with our tax advisors, we base our tax returns on interpretations that are believed to be reasonable under the circumstances. The tax returns, however, are subject to routine reviews by the various federal and state taxing authorities in the jurisdictions in which we file tax returns. As part of these reviews, a taxing authority may disagree with respect to the income tax positions taken by us (“uncertain tax positions”) and, therefore, may require us to pay additional taxes. As required under applicable accounting rules, we accrue an amount for our estimate of additional income tax liability, including interest and penalties, which we could incur as a result of the ultimate or effective resolution of the uncertain tax positions. We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on our accounting and reporting. We believe that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on our accounting or reporting or that such impact will not be material to our financial position, results of operations and cash flows when implemented.

F-10

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

3. Going Concern

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We incorporated our business on January 12, 2018, the date of our inception, and commenced commercial operations in March 2021. During the years ended March 31, 2023 and 2022, we reported a net loss of $3,778,424 and $4,662,924, respectively, which included as a component of general and administrative expenses in the statements of operations a non-cash stock-based compensation charge of $1,141,023 and $1,380,642, respectively, and cash flows used in operating activities during the years ended March 31, 2023 and 2022 of $2,482,912 and $2,776,911, respectively. As a result, management believes that there is substantial doubt about our ability to continue as a going concern.

We will require additional financing to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. During the year ended March 31, 2023, we raised $700,000 through the private placement of units consisting of common stock, warrants and token purchase agreements and $150,000 through the issuance of notes convertible into shares of our Series A Preferred Stock. We have used and plan to continue using the net proceeds of these transactions to recruit key management and operational personnel, to retain software and blockchain developers and to develop our blockchain-based check-out solution. Management believes the funding from these transactions and the growth strategy actions executed and planned for execution could contribute to our ability to mitigate any substantial doubt as to our ability to continue as a going concern.

4. Intangible Assets, Property, Plant & Equipment

The Company’s property, plant and equipment assets are comprised of the following:

	March 31, 2023	March 31, 2022
Capitalized software development costs	$1,278,062	$586,700
Computer equipment	39,015	23,395
Less: Combined accumulated depreciation and amortization	(666,146)	(149,919)
Combined intangible assets, property and equipment, net	$650,931	$460,176

Capitalized software development costs represent the costs incurred during the development stage, when direct and incremental internal and external costs, are capitalized until the software is substantially complete and ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements of internal-use software when it is probable that the expenditures will result in additional functionality.

Depreciation expense amount to $9,357 and amortization expense amounted to $508,055 for the year ended March 31, 2023. Depreciation expense amount to $2,642 and amortization expense amounted to $147,277 for the year ended March 31, 2022.

Amortization expense for fiscal year end March 31, 2024 is expected to be $466,818 and $155,911 for fiscal year end March 31, 2025.

5. Related Party Transactions

During the years ended March 31, 2023 and 2022, our chief financial officer was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees paid to the Affiliate of $83,985 and $126,850 for the years ended March 31, 2023 and 2022, respectively. As of March 31, 2023 and 2022, we had $25,633 and $11,277, respectively, payable to the Affiliate.

In order to help reduce our overhead, Peter M. Jensen, our Chief Executive Officer, and Bennett J. Yankowitz, our Chief Financial Officer, agreed for period November 15, 2022 through December 31, 2022 to accept shares of common stock for deferred compensation until our next financing is completed. The shares were valued based on the market price of $0.11 per share on such date. For the period November Jensen received 227,272 shares of our common stock ($25,000 worth of Common Stock at $0.11 per share) and Mr. Yankowitz received 113,636 shares of common stock ($12,500 worth of Common Stock at $0.11 per share).

On January 13, 2023, we completed a private of placement $150,000 principal amount of its secured convertible promissory notes. The purchase price was $150,000. There were three purchasers, including Gert Funk, our Chairman, and Peter M. Jensen, our Chief Executive Officer and a member of our Board of Directors. The third purchaser was a private investor. Each investor purchased a note for $50,000. The notes bear interest at 10% per annum and mature on July 13, 2023. The notes may be prepaid by us at any time. If we prepay the entire outstanding principal amount of a note on or before April 13, 2023, then there is no prepayment premium. If we prepay the entire outstanding principal amount of a note between April 14, 2023 and the maturity date, then we must also pay accrued interest on such principal amount in an amount equal to 50% of such principal amount. If we repay the outstanding principal amount of a note on or after the maturity date, then we shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount. As of June 29, 2023, we have not made any payments on any of these notes. The notes are convertible into shares of our Series A Preferred Stock at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the note divided by (b) $0.2065. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The notes are secured by a security interest in all of our assets. Up to 1,000,000 shares of Series A Preferred Stock were approved by our board of directors. The Series A Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. In such event, the holders of the Series A Preferred Stock will be entitled to a priority distribution equal to 200% of the deemed issue price of $0.2065 per share, (i.e., $0.4130 per share). The Series A Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.2065 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. We used the $150,000 net proceeds of the offering for general corporate purposes and to fund ongoing operations and expansion of our business.

On January 18, 2023, we borrowed $200,000 from Peter M. Jensen, our CEO, pursuant to a convertible promissory note. The proceeds were to be used to support a transaction that ultimately was not consummated. On February 15, 2023, we repaid the loan in full together with $1,535 representing accrued interest at a rate of 10% per annum.

On March 31, 2023, we issued Convertible Notes to Officers Gert Funk, Bennett Yankowitz, and Peter Jensen totaling $126,667 for further deferred compensation and bonuses.

6. Deferred Revenue

We enter into certain contracts typically having initial one-year terms which define the scope of services to be provided. These contracts can include agreed-upon setup fees during the initial one-year term, which setup fees are recorded as deferred revenue and amortized ratably over the initial one-year term. During the years ended March 31, 2023 and 2022, we recorded revenues of $203,199 and $30,504, respectively. Deferred revenue was $57,231 and $15,073 as of March 31, 2023 and 2022, respectively.

7. Convertible Note Payable

On August 4, 2021, we entered into a securities purchase agreement with a lender pursuant to which we sold a convertible note payable in the principal amount of $130,000 for cash proceeds of $126,250. The convertible note is due one year from issuance, pays interest at the rate of 8% per annum, unless in default, upon which the interest rate would increase to 22% and the principal balance would increase by 150% or 200% depending upon the nature of the default. The convertible note gives us the right to prepay the note within the first 180 days from issuance at prepayment rates ranging from 110% to 125% of the then outstanding principal and interest balance. At any time during the period beginning 180 days from the origination date to the maturity date or date of default, the holder can convert all or any part of the outstanding balance into common stock at a conversion price per share equal to 65% of the lowest daily volume weighted average price of our common stock during the 10 trading days prior to the date of conversion.

We evaluated the embedded conversion feature and concluded that it was required to be bifurcated and accounted for as a derivative liability due to the lack of explicit limit on the number of shares that may be required to be issued to settle the instrument. Accordingly, the fair value of the embedded conversion feature at inception was reflected as a derivative liability in the balance sheet, with a resulting discount applied to the note payable. At inception, the fair value of the conversion feature was deemed to be $120,151 as determined using a Stock Path Monte Carlo Simulation model. The key assumptions used in this valuation included: (1) dividend yield of 0%, (2) expected volatility of 197.41%, (3) risk-free interest rate of 0.07%, (4) expected life of 1 year, and (5) the quoted market price of $1.01 for our common stock.

On November 8, 2021, we repaid the convertible note in full. Using the same valuation method, the fair value of the embedded conversion feature at repayment was $116,023, resulting in a change in fair value of the derivative liability of $4,128 for the year ended March 31, 2022. We also recognized a loss on debt extinguishment of $15,076 for the year ended March 31, 2021. There was no conversion prior to November 8, 2021.

For a discussion of certain convertible notes issued subsequent to March 31, 2023, see Note 5 to the Consolidated Financial Statements.

8. Income Taxes

As of March 31, 2023 and 2022, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. We were incorporated on January 12, 2018, and therefore, the years ended March 31, 2018 through 2022 tax years are subject to examination by the federal and state taxing authorities. There are no income tax examinations currently in process.

F-11

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

Reconciliation between our effective tax rate and the United States statutory rate is as follows for the years ended March 31:

	2023		2022
Federal income tax expense (benefit) based on statutory rate	$(755,900)	(21.0)%	$(979,000)	(21.0)%
State income tax expense (benefit), net of federal taxes	(251,300)	(7.0)%	(410,000)	(8.8)%
Revision of NOL estimates, state apportionment factors, stock-based compensation and state effective tax rates	(334,700)	(9.3)%	(359,000)	(7.2)%
Change in valuation allowance	1,341,900	37.3%	1,748,000	37.0%
Total taxes on income (loss)	$-	-%	$-	-%

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax basis of the assets and liabilities using the enacted tax rate in effect in the years in which the differences are expected to reverse. A 100% valuation allowance has been recorded against the deferred tax asset as it is more likely than not, based upon our analysis of all available evidence, that the tax benefit of the deferred tax asset will not be realized.

Significant components of our deferred tax assets consist of the following:

	March 31, 2023	March 31, 2022
Deferred tax assets arising from:
Share based compensation	1,557,700	1,223,000
Net operating loss carryforwards	2,388,200	1,381,000
Total deferred tax assets	3,945,900	2,604,000
Less valuation allowance	(3,945,900)	(2,604,000)
Net deferred tax assets	$-	$-

As of March 31, 2023 and 2022, we had federal and state tax net operating loss carryforwards of $7,037,200 and $4,634,000, respectively. Federal net operating loss carryforwards of $4,634,000 do not expire. State net operating loss carryforwards of $6,301,601 will expire at various dates beginning in 2039, each year’s loss limited to a 20-year carryover period.

Potential 382 Limitations

We have not completed a study to assess whether one or more ownership changes have occurred since we became a loss corporation as defined in Section 382 of the Code, but we believe that it is likely that an ownership change has occurred. If we have experienced an ownership change, utilization of the NOL and AMT would be subject to an annual limitation, which is determined by first multiplying the value of our common stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL and AMT before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC 740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding adjustment to the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any potential limitation will have a material impact on our operating results.

Our net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and are subject to certain limitations in the event of cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%.

9. Stockholders’ Equity (Deficit)

On January 9, 2020, we sold 10,000 shares of our common stock to a private investor, resulting in cash proceeds of $10,000. On February 13, 2020, we sold 11,250 shares of our common stock to a private investor, resulting in cash proceeds of $11,250. On April 29, 2020, we entered into a subscription agreement with a private investor for the purchase of 478,750 shares of our common stock, at a purchase price of $1.00 per share, resulting in cash proceeds of $478,750. All these transactions were part of a private placement of 500,000 shares of common stock. We paid a placement fee of $50,000 in connection with these transactions during the year ended March 31, 2021.

On May 1, 2020, we issued a warrant to purchase 1,500,000 shares of common stock at $1.00 per share (the “First Warrant”). The warrant was to expire on April 30, 2021. We also agreed that upon the full and timely exercise of the First Warrant, it would issue a second warrant for an additional 1,500,000 shares of common stock at a purchase price of $1.50 per share having a term of 12 months from the date of issue (the “Second Warrant”). The First Warrant was transferred to an affiliate of the original holder in November 2020. During the year ended March 31, 2021, the warrant holder exercised warrants from the First Warrant to purchase 1,100,000 shares of our common stock of which (i) 1,000,000 shares of our common stock were issued in consideration of gross proceeds of $1,000,000 prior to March 31, 2021; and (ii) 100,000 shares of our common stock, for which we received notice of exercise on March 31, 2021, were issued in April 2021 in consideration of gross proceeds of $100,000. Additionally, the warrant holder exercised the First Warrant for the remaining 400,000 shares of our common stock in April 2021 in consideration of gross proceeds of $400,000. On April 26, 2021, we issued the Second Warrant to the holder. On August 6, 2021, we agreed to amend the terms of the Second Warrant to increase the number of shares purchasable to 2,250,000 and to reduce the exercise price to $1.00 per share. In the year ended March 31, 2022, the warrant holder exercised warrants from the Second Warrant to purchase 300,000 shares of our common stock at an exercise price of $1.00 per share. At March 31, 2022, there are 1,950,000 Second Warrants outstanding and exercisable.

On August 24, 2020, we issued 150,000 shares of our common stock to a consultant in lieu of cash for services. The common stock was valued at $162,000, or $1.08 per share, based on an independent appraisal.

On February 15, 2021, we issued a warrant to purchase 265,982 shares of our common stock to our chief executive officer at an exercise price of $1.00 per share.

On March 31, 2021, we entered into a contract with one customer having a one-year term from the date of execution that provided for (1) the payment of $10,000 in connection with the implementation of our blockchain technology and (2) the issuance of 10,000 shares of our common stock valued at $1.00 per share in consideration of being an early adopter of our blockchain technology. On August 4, 2021, we issued such 10,000 shares of our common stock to the customer.

F-12

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

On October 6, 2021, we entered into a contract with one customer having a one-year term from the date of execution that provided for (1) the payment of $10,000 in connection with the implementation of our blockchain technology and (2) the issuance of 10,000 shares of our common stock valued at $1.00 per share in consideration of being an early adopter of our blockchain technology. We issued such 10,000 shares of our common stock to the customer in October 2021. In March 2022, in settlement of a customer dispute, we repurchased the 10,000 shares of stock issued in October 2021 for $3,000 and are carrying those shares as treasury stock. During the three months ended June 30, 2022, the 10,000 shares were cancelled.

On October 11, 2021, we and Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party, entered into an amendment to the Common Stock Purchase Agreement (the “CSPA”) dated February 25, 2021. Under the CSPA, Triton agreed to invest up to $1,000,000 in the Company through purchases of common stock during the commitment period (which runs through December 31, 2022). During the commitment period, the Company may, in its sole discretion, deliver purchase notices to Triton stating the dollar amount of shares which the Company intends to sell to Triton, not to exceed $500,000 per purchase notice. The amount to be funded under a purchase notice under the CSPA, as amended, is the number of shares of common stock to be purchased multiplied by the greater of (i) $1.00 (changed from $1.65) or (ii) eighty percent (80%) of the lowest closing price of the common stock within fifteen business days prior to the closing date for the purchase. The closing date for each purchase is five business days following the date of the corresponding purchase notice. In connection with the amendment to the CSPA, the Company also amended the warrants issued to Triton. As amended the warrants are to purchase, in one or more instalments, 1,300,000 shares (increased from 800,000 under the CSPA) of the Company’s common stock (the “Warrants”) at an exercise price equal to the greater of (i) $1.00 per share (changed from $1.65) and (ii) eighty percent (80%) of the average closing price of the common stock over the 90-calendar day period preceding the Warrant exercise date, subject to adjustments. The Warrants terminate on February 25, 2026. On May 5, 2021, Triton exercised 50,000 Warrants for an aggregate purchase price of $82,500 ($1.65 per share). After the amendment, 1,250,000 Warrants remain unexercised.

On November 4, 2021, we completed a public offering (the “Offering”) of 6,666,667 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 6,666,667 shares of Common Stock (the “Common Warrants”). The combined purchase price of one share of Common Stock and accompanying Common Warrant was $0.75. The Common Warrants are immediately exercisable at an exercise price equal to $0.75 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Common Warrants. The Warrants are exercisable for five and one-half years from the initial exercise date. On November 1, 2021, in connection with the Offering, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement sets forth the economic terms set forth above and contains customary representations and warranties of the Company, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiaries’) Common Stock or common stock equivalents for a period of 90 days from the closing of the Offering, other than certain exempt issuances. Additionally, the Company has also agreed for a period of two years following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, Common Stock at a conversion price, exercise price or exchange price which floats with the trading price of our Common Stock or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price. This agreement does not apply to the offer, issuance or sale by the Company of Common Stock pursuant to an at-the-market offering facility the Company may enter with the placement agent of the Offering following expiration of the 90-day lock-up period. The net proceeds to the Company from the Offering, after deducting placement agent’s fees and other Offering expenses, and excluding the proceeds, if any, from the exercise of the Common Warrants, are approximately $4.37 million.

In connection with the Offering, pursuant to an engagement letter (the “Engagement Letter”) dated as of July 9, 2021, as amended on September 20, 2021 and on October 28, 2021 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company paid Wainwright (i) a total cash fee equal to 8.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the transaction, and (ii) a non-accountable expense allowance of $75,000. Pursuant to the Engagement Letter, the Company also issued to Wainwright or its designees warrants to purchase up to an aggregate of 533,333 shares of Common Stock (8.0% of the aggregate number of shares of Common Stock sold in the Offering) (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants are exercisable for five years from the date of the Purchase Agreement and have an exercise price equal to 125% of the purchase price per share of Common Stock in the Offering, or $0.9375 per share.

F-13

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023

The Company entered the marketing service agreement in July 2022 with a firm. In connection with this service agreement, the Company issued 333,943 restricted shares and recognized $45,082 of stock compensation expense for the year ending March 31, 2023.

On June 7, 2022, we entered into a settlement agreement in the legal proceedings with Joseph Page, our former director and chief technology officer, as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock. In connection with this settlement, we recognized a gain of $540,059, calculated based on the Company’s share price of $0.15 per share on the date of settlement of the legal proceedings. This gain was recorded in other income for the year ending March 31, 2023 in the accompanying consolidated statements of operations. Immediately after these shares were transferred to the Company, the 3,600,394 shares were cancelled, and we recorded cancellation of these treasury shares during the three months ended June 30, 2022.

On September 19, 2022, the Company completed a private placement (the “Offering”) of 3,389,831 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 1,694,915 shares of Common Stock (the “Warrants”). In addition, in connection with the Offering, RocketFuel (BVI) Ltd., a wholly owned subsidiary of the Company, also entered into pre-launch token sale agreements with four investors for the issuance of 3,389,831 cryptographic tokens (the “Tokens”) when such Tokens are created. The Company plans to issue the Tokens in connection with a loyalty program it is developing, and these Tokens have not been issued as of August 18, 2023. The combined purchase price for one share of Common Stock, an accompanying Warrant and a Token was $0.2065. The Warrants are immediately exercisable at an exercise price equal to $0.2065 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. On September 19, 2022, in connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four investors. The Purchase Agreement sets forth the economic terms set forth above and contains customary representations and warranties of the Company, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. The Company also entered into a registration rights agreement with the investors requiring the Company to file within 90 days of closing a registration statement under the Securities Act covering the Common Stock sold in the private placement and the shares issuable upon exercise of the Warrants. The net proceeds to the Company from the Offering, excluding the proceeds, if any, from the exercise of the Warrants, are $700,000. In connection with the Offering, the Company issued 338,983 shares of its common stock to one of the investors for a commission.

On January 13, 2023, we completed a private of placement $150,000 principal amount of its secured convertible promissory notes. The purchase price was $150,000. There were three purchasers, including Gert Funk, our Chairman, and Peter M. Jensen, our Chief Executive Officer and a member of our Board of Directors. The third purchaser was a private investor. Each investor purchased a note for $50,000. The notes bear interest at 10% per annum and mature on July 13, 2023. The notes may be prepaid by us at any time. If we prepay the entire outstanding principal amount of a note on or before April 13, 2023, then there is no prepayment premium. If we prepay the entire outstanding principal amount of a note between April 14, 2023 and the maturity date, then we must also pay accrued interest on such principal amount in an amount equal to 50% of such principal amount. If we repay the outstanding principal amount of a note on or after the maturity date, then we shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount. As of August 18, 2023, we have not made any payments on any of these notes. The notes are convertible into shares of our Series A Preferred Stock at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the note divided by (b) $0.2065. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The notes are secured by a security interest in all of our assets. Up to 1,000,000 shares of Series A Preferred Stock were approved by our board of directors. The Series A Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. In such event, the holders of the Series A Preferred Stock will be entitled to a priority distribution equal to 200% of the deemed issue price of $0.2065 per share, (i.e., $0.4130 per share). The Series A Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.2065 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. We used the $150,000 net proceeds of the offering for general corporate purposes and to fund ongoing operations and expansion of our business.

As of March 31, 2023 and 2022 we had 32,427,446 and 31,965,083 shares of our common stock outstanding, respectively.

From January 1, 2018 through March 31, 2023, we granted stock options under our 2018 Stock Incentive Plan, as amended, to issue up to an aggregate of 6,441,886 shares of our common stock to our employees, directors, and consultants, at a weighted average exercise price of $0.21 per share (after re-pricing).

On January 18, 2023, we borrowed $200,000 from Peter M. Jensen, our CEO, pursuant to a convertible promissory note. The proceeds were to be used to support a transaction that ultimately was not consummated. On February 15, 2023, we repaid the loan in full together with $1,535 representing accrued interest at a rate of 10% per annum.

In order to help reduce our overhead, Peter M. Jensen, our Chief Executive Officer, and Bennett J. Yankowitz, our Chief Financial Officer, agreed for period November 15, 2022 through December 31, 2022 to accept shares of common stock in lieu of salary until our next financing is completed. The shares were valued based on the market price of $0.11 per share on such date. For the period November Jensen received 227,272 shares of our common stock ($25,000 worth of Common Stock at $0.11 per share) and Mr. Yankowitz received 113,636 shares of common stock ($12,500 worth of Common Stock at $0.11 per share).

As stated above, we closed the sale of $150,000 of convertible notes on January 13, 2023. Thereafter, Mr. Jensen and Mr. Yankowitz agreed to accept convertible notes in lieu of salary until our next financing is completed. The terms of the notes are as follows: (i) the principal amount thereof shall equal the amount of salary deferred commencing February 1, 2023; (ii) the Notes shall mature on October 1, 2023; (iii) the Notes shall bear interest at a rate of 10% per annum; (iv) if not repaid by July 1, 2023, there shall be a 50% premium, and if the Notes are not repaid by their maturity, there shall a 100% premium; (v) the Note holder shall have the option to convert all outstanding principal, interest and premium to shares of Series A Preferred at any time at $0.2065 per share; and (vi) the Notes shall otherwise have the same terms and conditions as the convertible notes issued in such $150,000 financing round.

Warrants:

As of March 31, 2023 and March 31, 2022, the total outstanding warrants to purchase of the Company’s common stock were 10,410,982 and 10,665,982 with a weighted average exercise price of $0.71 and $0.84, respectively. There were 1,694,915 new warrants issued with an average exercise price of $0.2065 during the fiscal year ended March 31, 2023. There were no warrants exercised, cancelled or expired during the fiscal year ended March 31, 2023. As of March 31, 2023, the weighted average remaining contractual term was 4.09 years.

F-14

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

The following is a summary of warrants for the years ended March 31, 2023 and 2022:

	Warrants	Weighted Average Exercise Price
Outstanding at March 31, 2021	1,565,982	1.00 to 1.65
Issued	9,950,000	0.75 to 1.00
Exercised	(850,000)	1.00 to 1.65
Canceled	-	-
Expired	-	-
Outstanding at March 31, 2022	10,665,982	$0.84
Issued	1,694,915	0.2065
Exercised	-
Canceled	-
Expired	1,950,000	1.00
Outstanding and exercisable at March 31, 2023	10,410,897	0.71
Weighted average remaining contractual term (years)		4.09

10. Stock-Based Compensation

Stock Option Plan

On August 8, 2018, the Board and stockholders holding a majority of our voting power approved the RocketFuel Blockchain, Inc., 2018 Plan, which plan enables us to make awards that qualify as performance-based compensation. Under the terms of the 2018 Plan, the options will (i) be incentive stock options, (ii) have an exercise price equal to the fair market value per share of our common stock on the date of grant as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years, (iv) vest and become exercisable pursuant to the terms set forth in the grantees stock option agreement, (v) be subject to the exercise, forfeiture and termination provisions set forth in the 2018 Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. We initially reserved 2,000,000 shares of our common stock for issuance in connection with awards under the plan. On September 15, 2020, March 18, 2021, our board of directors unanimously resolved to amend the 2018 Plan to increase the number of shares of our common stock available for grant to 4,000,000 shares and 6,000,000 shares, respectively. As of March 31, 2023 and 2022 there were 1,308,114 shares and 393,987 shares, respectively, of our common stock available for grant pursuant to the 2018 Plan. As of the date of the filing of this Annual Report on Form 10-K, we had not yet solicited votes from our stockholders to approve the increase in the number of shares of our common stock available for grant pursuant to the 2018 Plan. On May 10, 2022, the Board has approved a plan to increase the number of shares to 8,000,000 for 2018 Plan. In addition to the options discussed here, there have been 600,000 performance-based option shares issued outside the 2018 Plan.

Stock Option Re-Pricing

On January 11, 2022, our Board of Directors approved the re-pricing of the exercise price of certain options totaling 5,597,970 (vested and unvested) from $1.08 per share to $0.33 per share. All other terms of these stock option grants were unchanged. Also included in the re-pricing is a warrant to purchase 265,982 shares issued to our chief executive officer with an exercise price of $1.00 per share. As a result of this repricing, we recorded a total incremental stock-based compensation of $123,580, among which $34,465 was recorded as an additional expense for the fiscal year ended March 31, 2022.

On October 27, 2022, our Board of Directors approved the re-pricing of the exercise price of certain options totaling 5,597,970 (vested and unvested) from $0.33 per share to $0.2065 per share. All other terms of these stock option grants were unchanged. Also included in the re-pricing is a warrant to purchase 265,982 shares issued to our chief executive officer with an exercise price of $0.33 per share. As a result of this repricing, we recorded a total incremental stock-based compensation of $129,820 among which $90,679 was recorded as an additional expense for the fiscal year ended March 31, 2023.

Service-Based Stock Option Grants

In determining the fair value of the service-based options during the fiscal years ended March 31, 2023 and 2022, we utilized the Black-Scholes pricing model utilizing the following assumptions:

Year Ended March 31
	2023	2022
Option exercise price per share	$0.0265-$0.13	$0.25 - $2.75
Grant date fair value per share	$0.11-$4.00	$0.20 - $2.75
Range of Expected volatility	161.0%-220.5%	161.0% - 220.5%
Expected term of option in years	3-10	3 - 6.25
Range of risk-free interest rate	0.50%-2.20%	0.50% - 2.20%
Dividend yield	-	-

Activity under the 2018 Plan for all service-based stock options for the years ended March 31, 2023 and 2022 are as follows:

	Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding at April 1, 2021:	4,897,770	$1.08	9.63	$1,175,417
Granted	708,243	$0.31
Exercised	-	-
Cancelled or forfeited	-	-
Options outstanding as of March 31, 2022	5,606,013	$0.33	8.57	$5,000
Granted	875,000
Exercised	-	-
Cancelled or forfeited	-	-
Options outstanding as of March 31, 2023	6,481,013	0.33	7.74	-
Options vested and exercisable as of March 31, 2023

F-15

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

Performance-Based Stock Option Grants

We also granted performance-based options pursuant to the 2018 Plan to Rohan Hall, our chief technology officer, which are exercisable into 600,000 shares of our common stock subject to certain designated milestones. On March 18, 2021, our Board of Directors determined that Mr. Hall earned all of the performance-based options effective February 1, 2021. The Board of Directors also entered into a resolution whereby 75,000 shares of our common stock underlying the performance-based options would vest immediately and 525,000 shares of our common stock underlying the performance-based option would vest ratably over a 48-month period with the first vesting date being February 1, 2021.

In determining the fair value of the performance-based options granted to Mr. Hall on September 14, 2020 and earned effective February 1, 2021, we utilized the Black-Scholes pricing model utilizing the following assumptions:

Performance -Based Options
Option exercise price per share	$1.08
Grant date fair market value per share	$1.08
Expected term of option in years	6.25
Expected volatility	240.1%
Expected dividend rate	0.00%
Risk free interest rate	0.54%

Activity under the 2018 Plan for all performance-based stock options for the years ended March 31, 2023 and 2022 is as follows:

	Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding as of March 31, 2021	600,000	$1.08	9.83		$144,000
Granted	-
Exercised	-
Cancelled or forfeited	-
Options outstanding at March 31, 2022	600,000	$0.33	8.46	$	nil
Granted
Exercised
Cancelled or forfeited
Options outstanding as of March 31, 2023	600,000	0.33
Options vested and exercisable as of March 31, 2023

F-16

ROCKETFUEL BLOCKCHAIN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2023

11. Commitments and Contingencies

Incentive Bonus Payable

In March 2023 we entered into a license agreement with a merchant pursuant to which we agreed to develop software for our Payouts product, which provides that we will convert amounts deposited in dollars with us into USD Coin (USDT) or another stablecoin. The license fee was $100,000, payable at the signing of the agreement. The merchant agreed to pay us a fee of 0.35% of each fiat deposit made, plus wire charges and ither direct expenses. We also agreed to pay the merchant a $110,000 incentive bonus payable when the merchant’s aggregate payouts made during the initial 24-month of the license equals or exceeds $3,000,000.

Legal Proceedings

On October 8, 2020, we filed a lawsuit in the U.S. District Court for the Central District of California against Joseph Page, our former director and chief technology officer. On January 13, 2021, the case was transferred to the U.S. District Court for the District of Nevada, Las Vegas Division. The causes of action include securities fraud under Federal and California law; fraud, breach of fiduciary duty, negligent misrepresentation and unjust enrichment under California law; and violation of California Business and Professions Code §17200 et seq.

We were seeking injunctive and declaratory relief as well as damages of at least $5.1 million. On May 29, 2019, Mr. Page resigned from our board. After his resignation, we retained independent patent counsel to review our patent applications. In connection with this review, we discovered certain deficiencies in some of the applications and in their assignments to us. We determined that all of the applications had been abandoned. Based on this review, we decided to refile three of our applications with the U.S. Patent and Trademark Office, which we did in May 2020. It is our belief that the three newly filed patent applications cover and/or disclose the same subject matter as we disclosed in the five original patent applications. In this case, our rights may be subject to any intervening patent applications made after the dates of the original applications. In the lawsuit, we were alleging that Mr. Page was aware of the abandonments when he assigned the patents to RocketFuel Blockchain Company (“RBC”), a private corporation that he controlled, and that he failed to disclose to us the abandonments when the Company acquired RBC in exchange for shares of the Company’s Common Stock. Mr. Page filed an answer denying the Company’s claims and asserted cross- and counterclaims against the Company and several of the Company’s shareholders alleging breach of contract and fraud. In September 2021, Mr. Page voluntarily dismissed all of the counterclaims against the shareholders.

On June 7, 2022, RBC entered into a settlement agreement in the legal proceedings between the Company as plaintiff, and Joseph Page as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock, and kept 1,500,000 shares. Mr. Page represents and warrants that he has not filed or assisted anyone else in filing any patent applications that would preempt or infringe upon the Company’s patent applications. Plaintiff and defendant have each released their claims against each other and covenanted not to sue the other, including related parties and stakeholders, with the exclusion of current or future claims against EGS. The parties agreed to a Stipulated Dismissal of the Action with Prejudice filed with the court.

On March 2, 2021, we filed a lawsuit in the U.S. District Court for the Southern District of New York against Ellenoff Grossman & Schole LLP (“EGS”) for negligence and legal malpractice, breach of contract and breach of fiduciary duty. EGS had represented RBC prior to the Business Combination and represented us after the closing of the Business Combination through August 2019. In the litigation against Mr. Page, he has alleged that he provided information to an EGS partner that the patent applications had been abandoned and that EGS failed to inform RBC and us of the fact. We are seeking damages and the return of legal fees previously paid.

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in litigation against Ellenoff Grossman & Schole LLP. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it is owed approximately $120,000 in legal fees. The Company disputed that this amount was owed and contended that a portion of the legal fees previously paid should have been refunded. On July 11, 2023 the Court granted SSZ’s motion for summary judgement on its account stated cause of action and denied the Company’s cross-motion for an adjournment of the motion pending discovery. The Company has filed a notice of appeal and has accrued approximately $120,000 in accounts payable.

Other than as set forth below, we are not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

12. Subsequent Events

With the exception of the following, all significant events subsequent to the close of the fiscal year ended March 31, 2023 have been disclosed in the notes to which the events apply to these financial statements.

Loan

On May 11, 2023, we entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (“the Lender”), pursuant to which the Lender made a loan to us, evidenced by promissory note in the principal amount of $144,760 (the “Note”). A one-time interest charge of 12% ($17,371) was applied on the issuance date, resulting in net loan proceeds to us of $125,000. Accrued, unpaid Interest and outstanding principal, subject to adjustment, is required to be paid in nine payments each in the amount of $18,014.58 (a total payback to the Lender of $162,131.00). The first payment is due June 30, 2023 with eight subsequent payments each month thereafter. The loan closed on May 15, 2023. The Company has the right to prepay the Note at any time without premium of penalty.

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and we will be obligated to pay to the Lender, in full satisfaction of our obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to the conversion rights referred to below.

Following a default, the Lender may in its option, convert the outstanding principal and interest on the Note into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to 4.5 times the number of shares of common stock which may be issuable upon conversion of the Note at all times.

The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The interest rate on the Note increases to 22% upon the occurrence of an event of default. The Note also contains customary positive and negative covenants. The Note includes penalties and damages payable to the Lender in the event we do not comply with the terms of the Note, including in the event we do not issue shares of common stock to the Lender upon conversion of the Note within the time periods set forth therein. Additionally, upon the occurrence of certain defaults, as described in the Note, we are required to pay the Lender liquidated damages in addition to the amount owed under the Note.

F-17

Issuance of Series B-1 and B-2 Preferred Stock

In July and August 2023, we sold 500,000 shares of our Series B-1 Preferred Stock and 400,000 shares of our Series B-2 Preferred Stock to three private investors for a cash purchase price of $0.25 per share.

The Series B-1 Preferred Stock has a 100% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-1 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. The Series B-2 Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-2 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events.

As a condition to the sale of the Series B-1 and B-2 preferred shares, we agreed to use the net proceeds from the sale of the securities for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (b) for the redemption of any common stock or other securities, (c) for the settlement of any outstanding litigation or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended or any regulations of the Office of Foreign Assets Control of the U.S. Treasury Department. The form of Subscription Agreement for the Series B-1 and B-2 preferred shares and the Certificates of Designation for the Series B-1 and B-2 preferred shares are filed as Exhibits 10.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Subscription Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

The shares of Series B-1 and B-2 Preferred Stock and the shares of common stock to be issued upon conversion of the Series B-1 and B-2 preferred shares sold in the private placement and to be issued have not been registered under the Securities Act or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

Issuance of Common Stock, Warrants and Options

On August 15, 2023 we sold 484,262 shares of our common stock to a private investor at a price of $0.2065 per share. The investor also received warrants to purchase 245,700 shares of our common stock at $0.2065 per share. The warrants expire on August 15, 2028. The investor was also invited to join our advisory board and received 100,000 stock options as compensation therefor. The options have a term of 10 years, an exercise price of $0.2065 per share and were fully vested on the date of grant.

F-18

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RocketFuel Blockchain, Inc.

	By:	/s/ Gert Funk
Gert Funk
Executive Chairman and Director

	By:	/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer and Director
(Principal Executive Officer)

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Dated: August 21, 2023

Exhibit 31.1

CERTIFICATION

I, Peter M. Jensen, hereby certify that:

1. I have reviewed this Annual Report on Form 10-K of RocketFuel Blockchain, Inc. and consolidated subsidiaries (the “Company”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: August 21, 2023

/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Bennett J. Yankowitz, hereby certify that:

1. I have reviewed this Annual Report on Form 10-K of RocketFuel Blockchain, Inc. and consolidated subsidiaries (the “Company”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: August 21, 2023

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”), on Form 10-K for the period ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter M. Jensen, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2023

/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer

This certification accompanies each report of the Company on Form 10-Q and Form 10-K pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”), on Form 10-K for the period ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bennett J. Yankowitz, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2023

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer

This certification accompanies each report of the Company on Form 10-Q and Form 10-K pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.